As filed with the Securities and Exchange Commission on September 15, 1998

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------
                              HERCULES INCORPORATED
                                HERCULES TRUST I
                                HERCULES TRUST II
                               HERCULES TRUST III
                                HERCULES TRUST IV
     (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS RESPECTIVE CHARTER)

                  DELAWARE                        51-0023450
                  DELAWARE                        APPLICATION PENDING
                  DELAWARE                        APPLICATION PENDING
                  DELAWARE                        APPLICATION PENDING
                  DELAWARE                        APPLICATION PENDING
     (STATE OR OTHER JURISDICTION OF
      INCORPORATION OR ORGANIZATION)       (I.R.S. EMPLOYER IDENTIFICATION NOS.)

                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19894-0001
                             TELEPHONE: 302-594-5000
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                         ------------------------------

Israel J. Floyd, Esquire
Secretary                                 Copy to:
Hercules Incorporated
Hercules Plaza                            Justin P. Klein, Esquire
1313 North Market Street                  Ballard Spahr Andrews & Ingersoll, LLP
Wilmington, DE 19894-0001                 1735 Market Street, 51st  Floor
Telephone: 302-594-5128                   Philadelphia, PA 19103
              (Agent for service)         Telephone: 215-864-8606

                         ------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

    Title of each class                          Proposed maximum         Proposed maximum      Proposed maximum        Amount of
       of securities                                amount to be            offering price      aggregate offering     registration
     to be registered                            registered(1)(2)(3)         per unit (4)          price (3)(4)          fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities, Subordinated
Debt Securities and Junior
Subordinated Debentures of
Hercules Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, no par value of
Hercules Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Depositary Shares of Hercules
Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value of
Hercules Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Purchase Contracts of
Hercules Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Purchase Units of
Hercules Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Warrants of
Hercules Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of
Hercules Trust I
------------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of
Hercules Trust II
------------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of
Hercules  Trust III
------------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of
Hercules Trust IV
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of
Hercules Trust I, Hercules Trust II,
Hercules Trust III and Hercules Trust
IV by Hercules Incorporated(5)
------------------------------------------------------------------------------------------------------------------------------------
Total                                            $2,700,000,000           100%                 $2,700,000,000         $796,500
====================================================================================================================================

(1) Such indeterminate number or amount of Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debentures, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Purchase
      Units and Warrants of Hercules Incorporated ("Hercules") and Preferred Securities (the "Trust Preferred Securities") of Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV (collectively, the "Hercules Trusts") as may from time to time be issued at indeterminate prices (collectively, the "Offered Securities"). Junior Subordinated Debentures may be issued and sold to any of the Hercules Trusts, in which event such Junior Subordinated Debentures may later be distributed to the holders of Trust Preferred Securities of the applicable Hercules Trust upon certain events described in the applicable Trust Agreement of such Hercules Trust.

(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $3,000,000,000. In addition, this Registration Statement includes such presently indeterminate number or amount of Offered Securities as may be issuable from time to time upon conversion or exchange of other Offered Securities.

(3) An aggregate principal amount of $300,000,000 of unsold debt securities registered by Hercules on Registration Statement No. 333-29225, which was declared effective on July 23, 1997, are being carried forward in this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. The registration fee of $90,909 associated with such securities was previously paid. Accordingly, the total amount of Offered Securities to which the Prospectus contained in this Registration Statement relates, when combined with the unsold debt securities registered on Registration Statement No. 333-29225, is $3,000,000,000 as of the date of this filing.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and exclusive of accrued interest and dividends, if any.

(5) Hercules is also registering under this Registration Statement all other obligations that it may have with respect to Trust Preferred Securities issued by any of the Hercules Trusts. No separate consideration will be received for any Guarantee or any other such obligations.

                         ------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THE WITHIN PROSPECTUS RELATES TO SECURITIES REGISTERED HEREUNDER AND TO
THE UNSOLD DEBT SECURITIES REGISTERED BY HERCULES UNDER REGISTRATION STATEMENT NO. 333-29225.
--------------------------------------------------------------------------------

               SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 1998

PROSPECTUS

[HERCULES LOGO]

HERCULES INCORPORATED
HERCULES TRUST I
HERCULES TRUST II
HERCULES TRUST III
HERCULES TRUST IV
Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(302) 594-5000


                                 $3,000,000,000

                              HERCULES INCORPORATED
                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                  Common Stock
                               Purchase Contracts
                                 Purchase Units
                                    Warrants

             HERCULES TRUST I, HERCULES TRUST II, HERCULES TRUST III
                               & HERCULES TRUST IV
            Preferred Securities Guaranteed by Hercules Incorporated

Hercules' Common Stock is listed on the New York Stock Exchange under the ticker symbol "HPC."

      ------------------------------------------------------------------

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.

      ------------------------------------------------------------------


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

      This prospectus is dated    ____________________ , 1998.

                              AVAILABLE INFORMATION

      Hercules Incorporated (the "Company" or "Hercules") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 5th Street, N.W., Washington, DC 20549, and at the regional offices of the SEC, which include: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, on which certain of the Company's securities are listed. Copies can be obtained from the SEC by mail, at prescribed rates, or from the SEC's internet website at http://www.sec.gov.

      The Company and the Hercules Trusts (as defined herein) have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. In addition, certain documents filed by the Company with the SEC have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is subject to, and qualified in its entirety by, such reference. For further information with respect to the Company, the Hercules Trusts and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

      No separate financial statements of any of the Hercules Trusts have been included or incorporated by reference herein. The Company and the Hercules Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities (as defined herein) because (i) all of the voting securities of each Hercules Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Hercules Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of such Hercules Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Trust Agreement (as defined herein) of a Hercules Trust, the Guarantee issued by the Company with respect to the Trust Preferred Securities issued by such Hercules Trust, the Junior Subordinated Debentures of the Company purchased by such Hercules Trust and the Junior Subordinated Debenture Indenture (as defined herein) pursuant to which such Junior Subordinated Debentures are issued, taken together, constitute direct obligations of the Company and a full and unconditional guarantee of the Trust Preferred Securities of each such Hercules Trust. See "The Hercules Trusts," "Description of the Junior Subordinated Debentures," "Description of Trust Preferred Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC are incorporated herein by reference:

            (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

            (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

            (iii) The Company's Current Reports on Form 8-K dated July 24, 1998 and July 30, 1998; and

            (iv) The description of the Company's common stock in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered pursuant to the applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus and such Prospectus Supplement and to be a part hereof and thereof from the date of filing of such documents. Any statement contained herein or therein or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Prospectus Supplement.


      The Company will provide without charge to each person to whom a copy of this Prospectus and the applicable Prospectus Supplement is delivered, upon written or oral request, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus or the applicable Prospectus Supplement other than exhibits to such documents (unless exhibits are specifically incorporated by reference in such documents). Requests should be directed to: Israel J. Floyd, Esquire, Corporate Secretary, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001 (telephone: 302-594-5128; facsimile: 302-594-7252; Internet e-mail:
ifloyd@herc.com).

                                   THE COMPANY

      Hercules operates, both domestically and throughout the world, in two industry segments: Chemical Specialties and Food & Functional Products. The Chemical Specialties segment manufactures, markets and sells such products as wet-strength resins and sizings to improve the properties of paper; resins for inks and adhesives; and polypropylene fibers and textile yarns used in disposable hygiene products and home furnishings. Major worldwide manufacturing locations include Brunswick, Georgia; Franklin, Virginia; Jefferson, Pennsylvania; Middelburg, the Netherlands; Milwaukee, Wisconsin; Paulinia, Brazil; Portland, Oregon; Savannah, Georgia; and Zwijndrecht, the Netherlands.

      The Food & Functional Products segment manufactures, markets and sells natural food gums for the food industry and water-soluble polymers used as thickeners and stabilizers in paints, personal care products, rubber and coatings. Major worldwide manufacturing locations include Alizay, France; Doel, Belgium; Hopewell, Virginia; Kenedy, Texas; Lille Skensved, Denmark; and Parlin, New Jersey.

      As of December 31, 1997, Hercules had 6,221 employees worldwide. Approximately 3,600 were located in the United States.

PROPOSED ACQUISITION OF BETZDEARBORN

      On July 30, 1998, Hercules entered into an agreement to acquire BetzDearborn Inc. ("BetzDearborn"). The purchase price is approximately $2.4 billion in cash and Hercules will assume approximately $700 million in BetzDearborn debt. The acquisition will be accomplished through a one-step cash merger transaction. The shareholders of BetzDearborn must approve the transaction and, subject to receiving such approval and satisfaction or waiver of all conditions to closing, the transaction is expected to close on October 15, 1998.

      BetzDearborn is engaged in the engineered specialty chemical treatment of water and industrial process systems, operating in a wide variety of industrial and commercial applications with particular emphasis on the chemical, petroleum refining, paper, food processing, automotive, steel and power industries. BetzDearborn develops, produces and markets a wide range of specialty chemical products, and provides the technical expertise necessary to utilize these products effectively. Chemical treatment programs are developed for use in boilers, cooling systems, heat exchangers, paper and petroleum process streams and both influent and effluent systems. BetzDearborn monitors changing water, process and plant operating conditions so as to prescribe the appropriate treatment programs to solve problems such as corrosion, scale, deposit formation and a variety of process problems.

      BetzDearborn's worldwide sales of specialty chemicals and other products during 1997 amounted to $1,294.8 million, as compared to $1,037.0 million in 1996 and $752.5 million in 1995. Consolidated net earnings for 1997 were $86.2 million, as compared to $64.3 million in 1996 and $68.3 million in 1995.

      BetzDearborn has operating subsidiaries in 37 countries, sales in over 90 countries and 12 production plants in the United States and 20 in countries outside the United States. It employs approximately 6,400 people worldwide.

      It is anticipated that the merged enterprise will be a global specialty chemical company that will operate under the Hercules name and will be headquartered in Wilmington, Delaware. The BetzDearborn water and industrial process treatment businesses, excluding paper process, will continue to operate under the BetzDearborn name.

      The financial statements of BetzDearborn for each of the three years in the period ended December 31, 1997 and for the six month periods ended June 30, 1998 and 1997, respectively, and the Unaudited Pro Forma Condensed Combined Financial Statements of the Company, assuming consummation of the proposed acquisition of BetzDearborn as of January 1, 1997, for the year ended December 31, 1997 and the six-month period ended June 30, 1998, are included with this Prospectus.


                               THE HERCULES TRUSTS

      Each of Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV (collectively, the "Hercules Trusts") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement (each, as amended from time to time, a "Trust Agreement") executed by the Company as sponsor for such Hercules Trust (the "Sponsor") and by the initial trustees of such Hercules Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on September 14, 1998. Each Hercules Trust exists for the exclusive purposes of (i) issuing and selling preferred securities representing undivided beneficial interests in the assets of such Hercules Trust (the "Trust Preferred Securities") and common securities representing undivided beneficial interests in the assets of such Hercules Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) using the proceeds from the sale of such Trust Securities to acquire the related Junior Subordinated Debentures (as defined herein) of the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Company's Junior Subordinated Debentures will be the sole assets of each Hercules Trust and, accordingly, payments under the related Junior Subordinated Debentures will be the sole revenues of such Hercules Trust. All of the Trust Common Securities of each Hercules Trust will be owned by the Company (the "Trust Common Securities Holder") and will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities of such Hercules Trust, except that upon the occurrence and continuance of an Event of Default (as defined herein) under the applicable Trust Agreement resulting from an Event of Default under the Junior Subordinated Debenture Indenture (as defined herein), the rights of the Company as the Trust Common Securities Holder to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of Trust Preferred Securities of such Hercules Trust. See "Description of Trust Preferred Securities--Subordination of Trust Common Securities." The Company will acquire Trust Common Securities of each Hercules Trust in an aggregate Liquidation Amount (as defined in the applicable Trust Agreement) equal to at least 3% of the total capital of such Hercules Trust. Each Hercules Trust has a term of 35 years, but may dissolve earlier as provided in the applicable Trust Agreement.

      Each Hercules Trust's business and affairs are conducted by trustees (the "Issuer Trustees") who are appointed by the Company as the Trust Common Securities Holder. Unless otherwise specified in the applicable Prospectus Supplement, the Issuer Trustees for each Hercules Trust will be The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are officers or other employees of the Company. The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under each Trust Agreement. The Chase Manhattan Bank will also act as indenture trustee under the Guarantees and the Junior Subordinated Debenture Indenture. See "Description of Guarantees" and "Description of Debt Securities--Description of Junior Subordinated Debentures." The Trust Common Securities Holder of a Hercules Trust or, if an Event of Default under the applicable Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Trust Preferred Securities of such Hercules Trust will be entitled to appoint, remove or replace such Hercules Trust's Property Trustee and/or the Delaware Trustee. In no event will the holders of Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the Company as the Trust Common Securities Holder. The duties and obligations of each Issuer Trustee will be governed by the applicable Trust Agreement.

      The Company, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than payments in respect of Trust Securities) related to the Hercules Trusts and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Hercules Trusts (other than payments in respect of Trust Securities).

      The principal executive office of each Hercules Trust is c/o Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001.


                                 USE OF PROCEEDS

     Unless otherwise indicated in a supplement or supplements to this Prospectus (a "Prospectus Supplement"), the net proceeds received by the Company from the sale of the Offered Securities (as defined herein) are expected to be used for general corporate purposes, which may include repayment of indebtedness to be incurred to finance the Company's proposed acquisition of BetzDearborn. The proceeds from the sale of Trust Preferred Securities by the Hercules Trusts will be invested in the Junior Subordinated Debentures of the Company. Except as may otherwise be described in the Prospectus Supplement relating to such Trust Preferred Securities, the Company expects to use the net proceeds from the sale of such Junior Subordinated Debentures to the Hercules Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following are the Company's consolidated ratios of earnings to fixed charges for each of the periods indicated:

                           Six Months
                             Ended             Years Ended December 31,
                         June 30, 1998   -------------------------------------
                           (unaudited)   1997    1996     1995    1994    1993
                           -----------   ----    ----     ----    ----    ----
Ratio of earnings
to fixed charges(1)           5x         10x     10x      12x     9x      6x

---------------------

      (1) The ratio of earnings to combined fixed charges and preferred stock dividends for the identified periods are identical to the ratios of earnings to fixed charges in the table because the Company had no issued and outstanding preferred stock in any of such periods.

      For the purpose of determining earnings in the calculation of the ratio of earnings to fixed charges, consolidated pre-tax income has been adjusted to reflect the distributed income of less than 50 percent owned subsidiaries, increased by the amount of previously capitalized interest amortized during the period, and increased by the amount of fixed charges, excluding capitalized interest expense. Fixed charges consist of interest expense on borrowings (including capitalized interest) and one-third (the proportion deemed representative of the interest portion) of rent expense.

                   DESCRIPTION OF THE SECURITIES TO BE OFFERED

      Hercules may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities") or unsecured subordinated debt securities ("Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, or its unsecured junior subordinated debentures ("Junior Subordinated Debentures"), (ii) shares of its common stock, without par value ($25/48 stated value) (the "Common Stock"), (iii) shares of its series preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares ("Depositary Shares"), (iv) warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock or Depositary Shares (the "Warrants"), (v) purchase contracts ("Purchase Contracts") to purchase any of Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Depositary Shares, Warrants and Trust Preferred Securities (collectively, the "Purchase Contract Securities") or (vi) purchase units ("Purchase Units"), each representing ownership of a Purchase Contract and any of (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debentures, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Trust Preferred Securities of a Hercules Trust, securing the holder's obligation to purchase the applicable Purchase Contract Securities under the Purchase Contract. Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a Prospectus Supplement. Such securities may be sold for U.S. dollars, foreign denominated currency or currency units. Amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units.

      Each of the Hercules Trusts may offer and sell, from time to time, its Trust Preferred Securities. The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Hercules Trusts out of monies held by the Property Trustee of each of the Hercules Trusts and payments on liquidation of each Hercules Trust and on redemption of the Trust Preferred Securities of such Hercules Trust will be guaranteed by the Company as and to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The Company's obligation under each Guarantee will be an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Senior Debt Securities, the Subordinated Debt Securities and the Junior Subordinated Debentures, except those liabilities made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debentures may be issued and sold from time to time in one or more series by the Company to a Hercules Trust or a trustee of such Hercules Trust in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities of such Hercules Trust. The Junior Subordinated Debentures purchased by a Hercules Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities under certain circumstances described herein and in an accompanying Prospectus Supplement.

      The Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Trust Preferred Securities described herein are collectively referred to as the "Offered Securities." The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of the Offered Securities will be limited to $3,000,000,000. Specific terms of the Offered Securities will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities and the net proceeds from the sale thereof.

                        DESCRIPTION OF DEBT SECURITIES

DESCRIPTION OF THE SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES

      The Company's Senior Debt Securities and Subordinated Debt Securities (collectively, for purposes of this section of the Prospectus, the "Debt Securities"), consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series, in the case of Senior Debt Securities, under a Senior Debt Indenture (the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee, and in the case of Subordinated Debt Securities, under a Subordinated Debt Indenture (the "Subordinated Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Chase Manhattan Bank, in its capacity as trustee under either or both of the Indentures, is referred to hereinafter as the "Trustee."

        Each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and is subject to, and governed by, the Trust Indenture Act. The form of master Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following description summarizes the material terms of the Indentures and the Debt Securities and is qualified in its entirety by reference to the detailed provisions of the Debt Securities and the applicable Indenture, which contains the full text of such provisions and other information regarding the Debt Securities, including the definitions of certain terms used in this Prospectus, and those terms made a part of each of the Indentures by the Trust Indenture Act. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

      The Indentures are substantially identical except for provisions relating to subordination. Any Debt Securities offered by this Prospectus and any accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

      GENERAL

      The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies.

      The specific terms of a series of Offered Debt Securities will be established in or pursuant to a resolution of the Board of Directors of the Company (a "Board Resolution") or in one or more indentures supplemental to an Indenture (each, an "Indenture Supplement"). Pursuant to the Indentures, the Company can establish different rights with respect to each series of Debt Securities issued under such Indentures, including, pursuant to an Indenture Supplement, different covenants and events of default.

      The applicable Prospectus Supplement will provide information regarding the specific terms of the Offered Debt Securities, including: (i) the classification as senior or subordinated Debt Securities and the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations of such Offered Debt Securities; (ii) currency or units based on or relating to currencies in which principal of, premium, if any, on and/or any interest on such Offered Debt Securities will or may be payable; (iii) the date or dates on which the principal of such Offered Debt Securities is payable or the method of determining the same, if applicable; (iv) the rate or rates (which may be fixed or variable) at which such Offered Debt Securities will bear interest, if any, or the method of determining the same, if applicable; (v) the date or dates from which such interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on such Offered Debt Securities; (vi) the place or places where the principal of and premium, if any, on and interest on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether such Offered Debt Securities are convertible into or exchangeable for Common Stock or other securities or rights of the Company or other issuers and, if so, the applicable conversion or exchange terms and conditions; (ix) whether the Offered Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, on and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (except that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable material United States federal income tax consequences, including those related to Debt Securities issued at a discount below their stated principal amount; (xi) the proposed listing, if any, of the Offered Debt Securities on any securities exchange; and (xii) any other specific terms pertaining to the Offered Debt Securities, whether in addition to, or modification or deletion of, the terms described herein.

      Unless otherwise specified in a Prospectus Supplement, Registered Debt Securities shall be issued only in denominations of U.S. $1,000 and any integral multiple thereof.

      Debt Securities will bear interest, if any, at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

      REGISTRATION AND TRANSFER

      Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions described in the applicable Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations described in the applicable Prospectus Supplement. Bearer Debt Securities and the related coupons, if any, will be transferable by delivery.

      GLOBAL DEBT SECURITIES

      Registered Debt Securities of a series may be issued in the form of one or more global securities (a "Global Security") that will be deposited with, or on behalf of, a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Registered Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole for Registered Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      Bearer Debt Securities of a series may also be issued in the form of one or more Global Securities (a "Bearer Global Security") that will be deposited with a Depositary for Euroclear System and Cedel Bank, S.A., or with a nominee for such Depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

      The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. However, except for Offered Debt Securities issued in foreign currencies, unless otherwise specified in the applicable Prospectus Supplement, The Depository Trust Company ("DTC") will be the Depositary and the following depositary arrangements will apply.

      DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing organization" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of a Global Security representing Debt Securities, DTC will credit the accounts of the designated Participants with the applicable portions of the principal amount of such Debt Securities and (ii) ownership of beneficial interests in a Global Security representing Debt Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests).

      Investors in a Global Security representing Debt Securities may hold their interests therein directly through DTC if they are Indirect Participants or indirectly through organizations that are Indirect Participants. All beneficial interests in a Global Security representing Debt Securities will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of securities that they own in definitive form. Consequently, the ability to transfer beneficial interests in a Global Security representing Debt Securities to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security representing Debt Securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Payments in respect of a Global Security representing Debt Securities will be payable in same-day funds by the Trustee to DTC in its capacity as the holder thereof under the applicable Indenture. Under the terms of each Indenture, the Trustee will treat the persons in whose names the Debt Securities, including a Global Security representing Debt Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in a Global Security representing Debt Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in a Global Security representing Debt Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities, such as a Global Security representing Debt Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Security representing Debt Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither of the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the owners of beneficial interests in a Global Security representing Debt Securities, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Beneficial interests in a Global Security representing Debt Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC, the Participants and the Indirect Participants.

      Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to beneficial owners, and vice versa, will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time. Neither the Company nor the Trustee will have any responsibility or liability with respect thereto.

      Prior to any redemption of Debt Securities covered by a Global Security, the Company will provide DTC with notices of redemption containing all information required by DTC's rules and procedures. Such notices will be provided to DTC for distribution to Participants within the time periods established by DTC. If less than the entire principal amount of Debt Securities of a series represented by a Global Security is to be redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant to be redeemed.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of Debt Securities only at the direction of one or more Participants to whose account with DTC interests in a Global Security representing Debt Securities are credited and only in respect of such portion of the principal amount of the Debt Securities as to which such Participant or Participants has or have given such direction.

      The foregoing information concerning DTC and its book-entry system has been obtained from sources that the Company and the Trustee believe to be reliable, but neither the Company nor the Trustee takes responsibility for the accuracy thereof.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of beneficial interests in a Global Security representing Debt Securities among Participants in DTC, it is under no obligation to follow or to continue to follow such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, the Participants or the Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.

      Under the applicable Indenture, a Global Security representing Debt Securities will be exchangeable for Debt Securities in definitive form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary therefor or (y) has ceased to be a clearing agency registered under the Exchange Act, and the Company thereupon fails to appoint a successor depositary within 90 days, (ii) the Company in its sole discretion elects to cause the issuance of its Debt Securities in definitive form or (iii) there shall have occurred and be continuing an Event of Default under the applicable Indenture or any event which after notice or lapse of time or both would be an Event of Default under such Indenture. In addition, beneficial interests in a Global Security representing Debt Securities may be exchanged by or on behalf of DTC for Debt Securities in definitive form upon request but only upon at least 20 days' prior written notice given to the Trustee in accordance with DTC's customary procedures. In all cases, Debt Securities in definitive form delivered in exchange for a Global Security representing Debt Securities or beneficial interests therein will be registered in the names, and issued in any approved principal denominations, requested by or on behalf of DTC (in accordance with its customary procedures), unless the Trustee determines otherwise in compliance with applicable law.

      RANKING

      Senior Debt Securities. Payment of the principal of and premium, if any, on and interest on Debt Securities issued under the Senior Debt Indenture will rank pari passu with all other unsecured and unsubordinated debt of the Company.

      Subordinated Debt Securities. Payment of the principal of and premium, if any, on and interest on Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company as defined in the Subordinated Debt Indenture (the "Senior Indebtedness As Defined In the Subordinated Debt Indenture"). The Senior Indebtedness As Defined In the Subordinated Debt Indenture is (i) the principal of and premium, if any, on and interest on all of the Company's indebtedness for money borrowed, other than the Subordinated Debt Securities, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be pari passu or not superior in right of payment to the Subordinated Debt Securities, (ii) any amounts payable under swap transactions and (iii) any deferrals, renewals or extensions of the indebtedness referred to in clause (i) or (ii) above. The term "indebtedness for money borrowed" as used in the foregoing sentence shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets (excluding trade payables arising in the ordinary course of business). Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness As Defined In the Subordinated Debt Indenture shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a subsidiary of the Company. As of June 30, 1998, the aggregate principal amount of the Senior Indebtedness As Defined In the Subordinated Debt Indenture was approximately

$948,813,000. The Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness As Defined In the Subordinated Debt Indenture that can be incurred by the Company. Indebtedness to be issued pursuant to the Junior Subordinated Debenture Indenture between the Company and The Chase Manhattan Bank, as Debenture Trustee, providing for the issuance of Junior Subordinated Debentures of the Company, is subordinate in right of payment to the Subordinated Debt Securities.

      In the event (i) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property, or (ii) that Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default under the Subordinated Debt Indenture (under circumstances other than as set forth in clause (i) above), then the holders of all Senior Indebtedness As Defined In the Subordinated Debt Indenture shall first be entitled to receive payment of the full amount due thereon, before the holders of any of such Subordinated Debt Securities or related coupons are entitled to receive a payment on account of the principal of and premium, if any, on or interest on such Subordinated Debt Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness As Defined In the Subordinated Debt Indenture or if any event of default shall exist under any Senior Indebtedness As Defined In the Subordinated Debt Indenture, no payment of the principal or interest on the Subordinated Debt Securities or related coupons shall be made.

      PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on and interest on the Debt Securities will be made at the office of the Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made, except in the case of a Global Security representing Debt Securities, by
(i) check mailed to the address of the Person entitled thereto as such address shall appear in the applicable Securities Register or (ii) transfer to an account maintained by the Person entitled thereto as specified in such Securities Register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Debt Securities will be made to the Person in whose name such Debt Securities are registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Debt Securities.

      Any moneys deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, on or interest on any Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Debt Securities shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

      CONVERSION RIGHTS

      The terms and conditions, if any, on which Offered Debt Securities are convertible into or exchangeable for Common Stock or other securities of the Company or other issuers will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion or exchange price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holder or the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such Offered Debt Securities.

      CONSOLIDATION, MERGER OR SALE OF ASSETS

      The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the applicable Debt Securities and under the applicable Indenture; (ii) immediately after giving effect thereto, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions under the applicable Indenture are met. Accordingly, any such consolidation, merger or transfer of assets as an entirety or substantially as an entirety which meets the conditions described above would not create any Event of Default which would entitle holders of the Debt Securities, or the Trustee on their behalf, to take any of the actions described below under the caption "--Events of Default."

      CERTAIN COVENANTS OF THE COMPANY

      Restrictions on Creation of Secured Debt. The Company covenants that, so long as any of the Debt Securities remain outstanding, it will not, nor will it permit any Restricted Subsidiary (as defined below), to issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (any of such are hereinafter referred to as a "lien") on any Principal Property (as defined below), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or acquired after the date of the Indentures), without, in any such case, effectively providing concurrently with the issuance, assumption of or guarantee of any such Debt that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee of the Company or such Restricted Subsidiary ranking equally with the Debt Securities issued under the applicable Indenture and then existing or thereafter created) shall be secured equally and ratably with such Debt. This restriction, however, shall not apply to Debt secured by liens: (i) on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) on property existing at the time that it is acquired or to secure Debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which Debt is incurred prior to or within one year after the later of such acquisition, completion of such construction, or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real improvement, on which the property is constructed, or the improvement is located; (iii) securing Debt owed by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (iv) on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (v) on advance, partial or progress payments pursuant to contracts with U.S. federal and state governments for production, research or development, or on any material or supplies in connection with the performance of such contracts in order to secure such payments to such governments; and liens on equipment, tools, machinery, land or buildings constructed or purchased by the Company or a Restricted Subsidiary for the purpose of manufacturing a product, or performing any research or development work for such governments to secure indebtedness owing to such governments for the construction or purchase of such equipment, tools, machinery, land and buildings (including liens incurred in connection with pollution control, industrial revenue or similar financings); (vi) existing at the date of the Indentures; or (vii) on particular property (or any proceeds of the sale thereof) to secure all or any part of the cost of exploration, drilling, mining or development thereof (including construction of facilities for field processing of minerals) intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals therefrom, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (i) through (vii) inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

      Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that the aggregate amount of Debt secured by a lien then outstanding (not including secured Debt permitted under the foregoing exceptions) does not exceed 5% of the consolidated stockholders' equity of the Company as of the end of the last preceding year.

      For the purposes of the foregoing covenant, the following types of transactions shall not be deemed to create Debt secured by a lien: the sale or other transfer of (i) oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specific amount of such minerals; or (ii) any other interest in property of the character commonly referred to as a "production payment."

      Restrictions of Sale and Leaseback Transactions. Sale and leaseback transactions by the Company or any Restricted Subsidiary of any Principal Property are prohibited (except a temporary lease for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless (i) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal to the Attributable Debt (defined below) in respect of such transaction without equally and ratably securing the Debt Securities, provided that such Attributable Debt shall then be deemed for all purposes under the Indentures and the provisions of this covenant to be Debt subject to the covenant described above under "-- Restrictions on Creation of Secured Debt", or (ii) an amount in cash equal to such Attributable Debt is applied to the retirement of Debt then having a maturity of more than one year.

      Certain Definitions.

      "Attributable Debt" means the present value (discounted as provided in the Indentures) of the obligation of a lessee for rental payments during the remaining term of any lease.

      "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities and (b) all goodwill, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

      "Principal Property" means any manufacturing plant or other facility of the Company or any Restricted Subsidiary, whether owned as of the date of the Indentures or acquired thereafter, which is located within the continental United States and, in the opinion of the Board of Directors or an officer designated by the Board of Directors, is of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

      "Restricted Subsidiary" means any Subsidiary all the property of which is located within the continental United States, which owns a Principal
Property or in which the Company's investment, whether in the form of equity or debt, is in excess of 10% of the Consolidated Net Tangible Assets of the Company as of the end of the fiscal year preceding the date of determination, provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary principally engaged in financing exports from or operations outside the continental United States.

      EVENTS OF DEFAULT

      An "Event of Default" is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being:

            (i) default in payment of all or any part of the principal of or premium on the Debt Securities of such series when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

            (ii) default for 30 days in payment of any interest on any Debt Securities of such series when due; or

             (iii) default in payment of any sinking fund installment when due by the terms of the Debt Securities of such series; or

             (iv) default for 90 days after written notice as provided in such Indenture in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant or agreement included in such Indenture solely for the benefit of a series of Debt Securities other than such series; or

            (v) certain events of bankruptcy, insolvency or reorganization; or

            (vi) any other events of default made applicable to the Debt Securities of such series.

      Each Indenture provides that, for each series of Debt Securities, if an Event of Default other than an Event of Default referred to in clause (v) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding may then declare the principal of and accrued interest on all Debt Securities of such series then outstanding to be due and payable immediately, which shall then result in the acceleration of such series of Debt Securities. If an Event of Default referred to in clause (v) above shall have occurred and be continuing, then the principal of and accrued interest on all Debt Securities of any series shall ipso facto become and be due and payable immediately without any declaration or other act on the part of the Trustee or any holder thereof. The holders of a majority in aggregate outstanding principal amount of the Debt Securities of any series may annul a declaration of acceleration of maturity and waive any default in respect of such Debt Securities if such default (other than the non-payment of the principal and interest of the Debt Securities of such series which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Trustee.

      Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued under such Indenture requesting the Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of each series may, in respect of such series of Debt Securities, direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

      Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal, premium, if any, or interest or for the conversion or exchange of such Debt Securities in accordance with their terms) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of the applicable series shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received any direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of such series.

      Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.

      DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

      The Company can discharge or defease its obligations under each Indenture as set forth below.

      Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, on and interest on such Debt Securities.

      The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company also may be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture (including covenants described above limiting consolidations, mergers, and certain dispositions) and omit to comply with such provisions without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, on and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the

Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (it being understood that in the case of a defeasance such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); (iii) no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred; and (iv) in the case of the Subordinated Debt Indenture no event or condition shall exist that, pursuant to certain provisions described under "--Ranking--Subordinated Debt Securities" would prevent the Company from making payments of principal of and premium, if any, on and interest on the Subordinated Debt Securities at the date of the irrevocable deposit referred to above.

      MODIFICATION OF THE INDENTURES

      Each Indenture provides that the Company and the Trustee may enter into Indenture Supplements without the consent of the holders of Debt Securities to:
(i) secure the Debt Securities, (ii) evidence the assumption by a successor corporation of the obligations of the Company, (iii) add covenants or Events of Default for the protection of the holders of all or any series of Debt Securities, (iv) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (v) establish the forms or terms of Debt Securities of any series, (vi) evidence the acceptance of appointment by a successor trustee and (vii) make provisions with respect to the conversion or exchange terms and conditions applicable to the Debt Securities of any series.

      Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (i) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate (or change the manner of calculating the rate) or extend the time of payment of interest thereon, or change any of the conversion, exchange or redemption provisions thereof or change the currency in which the principal of (including any amount in respect of original issue discount), premium, if any, on or interest on any Debt Security is payable or reduce the amount of principal of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or for the conversion or exchange of any Debt Security in accordance with its terms or (ii) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture the consent of the holders of which is required for any such modification.

      The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness As Defined In the Subordinated Debt Indenture then outstanding that would be adversely affected thereby.

      GOVERNING LAW

      The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

      INFORMATION CONCERNING THE TRUSTEE

      The Chase Manhattan Bank is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships and is also the Debenture Trustee under the Junior Subordinated Debenture Indenture.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      GENERAL

      The Junior Subordinated Debentures will be issued in one or more series under a Junior Subordinated Debenture Indenture, as supplemented from time to time (as so supplemented, the "Junior Subordinated Debenture Indenture"), between the Company and The Chase Manhattan Bank as the Debenture Trustee. The Junior Subordinated Debenture Indenture has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act and is included as an exhibit to the Registration Statement of which this Prospectus is a part. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Debenture Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such Junior Subordinated Debentures and the Junior Subordinated Debenture Indenture, including the definitions therein of certain terms, and those terms made a part of the Junior Subordinated Debenture Indenture by the Trust Indenture Act.

      The applicable Prospectus Supplement will describe the specific terms of the Junior Subordinated Debentures offered thereby, including: (i) the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations of such Junior Subordinated Debentures; (ii) the date or dates on which the principal of such Junior Subordinated Debentures is payable or the method of determining the same, if applicable; (iii) the rate or rates (which may be fixed or variable) at which such Junior Subordinated Debentures will bear interest, if any, or the method of determining the same, if applicable; (iv) the date or dates from which such interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on such Junior Subordinated Debentures;
(v) the duration of the maximum consecutive period that the Company may elect to defer payments of interest on such Junior Subordinated Debentures; (vi) any redemption, repayment or sinking fund provisions; (vii) whether such Junior Subordinated Debentures are convertible into or exchangeable for Common Stock or other securities or rights of the Company or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions; (viii) any applicable material United States federal income tax consequences; and (ix) any other specific terms pertaining to such Junior Subordinated Debentures, whether in addition to, or modification or deletion of, the terms described herein.

      RANKING

      Each series of Junior Subordinated Debentures will rank pari passu with all other Junior Subordinated Debentures (collectively, the "Other Debentures") to be issued by the Company and sold to other trusts or other entities to be established by the Company that are similar to the Hercules Trusts

(collectively, the "Other Hercules Trusts") and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Subordinated Debenture Indenture to all Senior Indebtedness of the Company as defined in the Junior Subordinated Debenture Indenture (the "Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture"). The Junior Subordinated Debenture Indenture will not limit the amount of secured or unsecured debt, including Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture, that may be incurred by the Company or its subsidiaries. See "--Subordination." As of June 30, 1998, the aggregate principal amount of the Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture was approximately $1,031,813,000.

      FORM, REGISTRATION AND TRANSFER

      The Junior Subordinated Debentures will be issued in fully registered form. Until any dissolution of the applicable Hercules Trust, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the related Trust Securities. If the Junior Subordinated Debentures are distributed to the holders of the related Trust Securities, the Junior Subordinated Debentures will be issued to such holders in the same form as the Trust Securities were held. Accordingly, any depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Trust Preferred Securities. See "Description of Trust Preferred Securities -- Global Trust Preferred Securities."

      PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on and interest on the Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of a global certificate representing Junior Subordinated Debentures, by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the applicable Securities Register for Junior Subordinated Debentures or (ii) transfer to an account maintained by the Person entitled thereto as specified in such Securities Register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, on or interest on any Junior Subordinated Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

      OPTION TO EXTEND INTEREST PAYMENT DATE

      So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Junior Subordinated Debenture Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time up to the maximum period specified in the applicable Prospectus Supplement for the deferral of interest (each deferral period being referred to herein as an "Extension Period"), provided that an Extension Period must end on an interest payment date and may not extend beyond the stated maturity of such Junior Subordinated Debentures. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the related Trust Securities while such Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the Holders.

      Prior to the termination of any Extension Period, the Company may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed the maximum Extension Period, end on a date other than an interest payment date or extend beyond the stated maturity of the related Junior Subordinated Debentures. Upon the termination of any Extension Period (or any extension thereof) and the payment of all amounts then due, the Company may begin a new Extension Period, subject to the foregoing limitations. No interest shall be due and payable during an Extension Period except at the end thereof. The Company must give the Debenture Trustee notice of its election to begin or extend an Extension Period at least five Business Days prior to the earlier of (i) the date cash distributions on the related Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the applicable Hercules Trust is required to give notice to any securities exchange or to holders of its Trust Preferred Securities of the record date or the date cash distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of the Trust Preferred Securities. Subject to the foregoing limitations, there is no limitation on the number of times that the Company may begin or extend an Extension Period.

      RESTRICTIONS ON CERTAIN PAYMENTS

      The Company will also covenant that if at any time (i) there shall have occurred any event of which the Company has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default, (ii) the Company shall be in default with respect to any of its payment obligations under the Guarantee or (iii) the Company shall have given notice of its election to exercise its right to begin or extend an Extension Period as provided in the Junior Subordinated Debenture Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing, then it will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (2) make any payment of principal of or premium, if any, on or interest on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (3) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees (as defined herein)) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the applicable Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

      So long as the Trust Securities remain outstanding, the Company also will covenant (i) to maintain 100% direct or indirect ownership of the related Trust Common Securities (it being understood that any permitted successor of the Company under the Junior Subordinated Debenture Indenture may succeed to the Company's ownership of such Trust Common Securities), (ii) to use its best efforts to cause each Hercules Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of related Trust Securities in liquidation of such Hercules Trust, the conversion, exchange or redemption of all of such Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the applicable Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, (iii) to use its best efforts to cause each holder of its Trust Securities to be treated as owning an undivided beneficial interest in the related Junior Subordinated Debentures and
(iv) not to cause, as Sponsor of the Hercules Trusts, or to permit, as the Trust Common Securities Holder, the dissolution, liquidation or winding-up of any Hercules Trust, except as provided in the applicable Trust Agreement.

      MODIFICATION OF JUNIOR SUBORDINATED DEBENTURE INDENTURE

      From time to time, the Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Junior Subordinated Debenture Indenture for specified purposes, including, among other things, curing ambiguities or adding provisions (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures) and maintaining the qualification of the Junior Subordinated Debenture Indenture under the Trust Indenture Act. The Junior Subordinated Debenture Indenture will permit the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of all outstanding Junior Subordinated Debentures affected thereby, to modify the Junior Subordinated Debenture Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the stated maturity or reduce the principal of any such Junior Subordinated Debentures, (ii) change the interest rate (or the manner of calculation of the interest rate) or extend the time of payment of interest on any such Junior Subordinated Debentures except pursuant to the Company's right under the Junior Subordinated Debenture Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date"), (iii) change any of the conversion, exchange or redemption provisions applicable to any such Junior Subordinated Debentures,
(iv) change the currency in respect of which payments of principal of or any premium or interest on any such Junior Subordinated Debentures are to be made,
(v) change the right of holders of Trust Securities to bring a Direct Action in respect of any required payments or conversion or exchange rights, (vi) impair or affect the right of any holder of any such Junior Subordinated Debentures to institute suit for the payment of the principal thereof or premium, if any, or interest thereon or for the conversion or exchange of any such Junior Subordinated Debentures in accordance with their terms, (vii) change the subordination provisions adversely to the holders of the Junior Subordinated Debentures, or (viii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Junior Subordinated Debenture Indenture.

      DEBENTURE EVENTS OF DEFAULT

      The following described events with respect to any series of Junior Subordinated Debentures will constitute a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) failure for 30 days to pay any interest on that series of Junior Subordinated Debentures when due (subject to any permitted deferral thereof); or

            (ii) failure to pay any principal of or premium, if any, on that series of Junior Subordinated Debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

            (iii) if applicable, failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of Junior Subordinated Debentures or the related Trust Preferred Securities; or

            (iv) failure to observe or perform any other agreement or covenant contained in the Junior Subordinated Debenture Indenture in respect of that series of Junior Subordinated Debentures for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of Junior Subordinated Debentures; or

            (v) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee in respect of such Junior Subordinated Debentures. The Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series may declare the principal of and any accrued interest on such Junior Subordinated Debentures due and payable immediately upon a Debenture Event of Default, other than a Debenture Event of Default referred to in clause (v) above, which shall result in the immediate acceleration of the Junior Subordinated Debentures. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series may annul such declaration and waive the default in respect of such Junior Subordinated Debentures if the default (other than the non-payment of the principal and interest of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures of any series may, on behalf of the holders of all of the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of the principal of or premium, if any, on or interest on (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Debenture Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series.

      ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

      If a Debenture Event of Default has occurred and is continuing and is attributable either to (i) the failure of the Company to pay the principal of or premium, if any, on or interest on the Junior Subordinated Debentures on the due date or (ii) the failure by the Company to deliver the required securities or other rights upon an appropriate conversion or exchange right election, a holder of the related Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, on or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Preferred Securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be (a "Direct Action"). The Company may not amend the Junior Subordinated Debenture Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Hercules Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Trust Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, on and interest on the related Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

      The holders of the Trust Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related Junior Subordinated Debentures unless an Event of Default has occurred and is continuing under the applicable Trust Agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

      CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

      The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations under the Junior Subordinated Debentures and the Guarantees; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Debenture Indenture are met.

      SATISFACTION AND DISCHARGE

      The Junior Subordinated Debenture Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Debenture Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Debenture Indenture, when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at maturity or upon redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior

Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity thereof, as the case may be.

      SUBORDINATION

      The Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture to the extent provided in the Junior Subordinated Debenture Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture will first be entitled to receive payment in full of such Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

      In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

      No payments on account of principal or premium, if any, or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture, or an event of default with respect to any Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Indebtedness" shall mean: (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) all indebtedness of the Company, whether incurred on or prior to the date of the Junior Subordinated Debenture Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) obligations of the type referred to in clauses (i) through
(vii) of another Person secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

      "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Junior Subordinated Debenture Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks pari passu with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

      "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Junior Subordinated Debenture Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not pari passu with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Company. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

      "Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture" shall mean all Indebtedness, whether outstanding on the date of execution of the Junior Subordinated Debenture Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures.

      GOVERNING LAW

      The Junior Subordinated Debenture Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Delaware.

      INFORMATION CONCERNING THE DEBENTURE TRUSTEE

      The Debenture Trustee shall be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the Debenture Trustee will not be under any obligation to exercise any of the powers vested in it by the Junior Subordinated Debenture Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                          DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company currently consists of 300,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

      Preferred Stock may be issued from time to time in one or more classes or series of preferred stock with such designations, powers, preferences and rights of the shares of such class or series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preference established by the Board of Directors, without approval of the stockholders, pursuant to the provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation").

      At August 31, 1998, there were outstanding (i) 94,630,404 shares of Common Stock and (ii) no shares of Preferred Stock.

      As described under "Description of Depositary Shares," the Company may issue Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular class or series of the Preferred Stock) in a share of a particular class or series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

      The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Certificate of Incorporation and the By-Laws of the Company, as amended (the "By-Laws"), copies of which are filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

      Dividends. Subject to the rights of the holders of Preferred Stock, holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

      Voting Rights. At every meeting of stockholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock, any action submitted to stockholders is approved if the number of votes cast in favor of such action exceeds the number of votes required by the provisions of the Certificate of Incorporation or by law, subject to applicable quorum requirements. The Certificate of Incorporation requires the affirmative vote of at least 80% of the voting power of all of the stockholders with respect to certain fundamental corporate transactions. The Certificate of Incorporation also precludes stockholders from acting by written consent.

      Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

      Miscellaneous. The holders of Common Stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the Common Stock is not subject to redemption.

      The Company has a classified Board of Directors with three-year terms. The directors are divided into three classes as equal in number as possible and the term of one class expires each year.

      The transfer agent and registrar with respect to the Common Stock is Chase Mellon Shareholder Services.

      All shares of Common Stock offered pursuant to a Prospectus Supplement, or issuable upon conversion, exchange or exercise of Offered Securities, will, when issued, be fully paid and non-assessable. The Common Stock is traded on the New York Stock Exchange under the symbol "HPC."

      Reference is made to the applicable Prospectus Supplement relating to the Common Stock offered thereby for specific terms, including: (i) the number of shares offered, (ii) the initial offering price, if any, and market price and
(iii) dividend information.

PREFERRED STOCK

      The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Certificate of Incorporation (including any future amendments thereto) and By-Laws, as amended.

      GENERAL

      Subject to limitations prescribed by Delaware law and the Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

      Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock offered thereby for specific terms, including: (i) the class or series, title and stated value, if any, of such Preferred Stock;
(ii) the number of shares of such Preferred Stock offered and the liquidation preference per share and the initial offering price, if any, of such Preferred Stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (iv) whether dividends on such Preferred Stock shall be cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (v) any voting rights granted to the holders of such Preferred Stock or required by law; (vi) the procedures for any auction and remarketing, if any, for such Preferred Stock; (vii) provisions for a sinking fund, if any, for such Preferred Stock; (viii) provisions for redemption, if applicable, of such Preferred Stock; (ix) any listing of such Preferred Stock on any securities exchange; (x) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the conversion or exchange price or rate (or manner of calculation thereof) and the conversion or exchange date(s) or period(s); (xi) whether interests in such Preferred Stock will be represented by Depositary Shares, and, if so, the terms thereof; (xii) a discussion of certain material U.S. federal income tax considerations applicable to such Preferred Stock; and (xiii) any other material terms, preferences, rights, limitations or restrictions of such Preferred Stock.

      RANK

      Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to (as applicable) dividend rights and rights upon liquidation, dissolution or winding-up of the Company, rank (i) senior to all classes or series of Common Stock of the Company and to all equity securities of the Company the terms of which provide that such equity securities are subordinated to the Preferred Stock; (ii) on a parity with all equity securities of the Company other than those referred to in clauses (i) and (iii); and (iii) junior to all equity securities of the Company which the terms of such Preferred Stock provide will rank senior to it.

      DIVIDENDS

      Holders of shares of the Preferred Stock of each class or series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

      Dividends on any class or series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any class or series of the Preferred Stock for which dividends are non-cumulative, then the holders of such class or series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such class or series are declared payable on any future dividend payment date.

      If any shares of the Preferred Stock of any class or series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of the Company of any other class or series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such class or series for any period unless (i) if such class or series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) if such class or series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for the then current dividend period ((i) and (ii) are hereinafter collectively referred to as "all required dividends are paid"). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any class or series and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such class or series, all dividends declared upon shares of Preferred Stock of such class or series and any other class or series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such class or series and such other class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other class or series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such class or series which may be in arrears.

      Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends (other than in Common Stock or other stock ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such class or series as to dividends or upon liquidation, dissolution or winding-up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding-up of the Company).

      Any dividend payment made on shares of a class or series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such class or series which remains payable.

      REDEMPTION

      If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

      The Prospectus Supplement relating to a class or series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of stock of the Company, the terms of such Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

      Notwithstanding the foregoing, unless provided otherwise for any class or series of Preferred Stock, unless all required dividends are paid: (i) no shares of the applicable class or series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such class or series are simultaneously redeemed and (ii) the Company shall not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of Preferred Stock (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of such class or series as to dividends and upon liquidation, dissolution or winding-up of the Company), provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such class or series.

      LIQUIDATION PREFERENCE

      Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of stock of the Company ranking junior to such class or series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of the Company, the holders of each class or series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such class or series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such class or series of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with such class or series of Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding-up of the Company, then the holders of such class or series of Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If liquidating distributions shall have been made in full to all holders of shares of such class or series of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to such class or series of Preferred Stock upon any liquidation, dissolution or winding-up of the Company, according to their respective rights and preferences and in each case according to their respective number of shares.

      For such purposes, neither the consolidation or merger of the Company with or into any other Company nor the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company shall be deemed to constitute a liquidation, dissolution or winding-up of the Company.

      VOTING RIGHTS

      Holders of such class or series of Preferred Stock will not have any voting rights, except as set forth below (unless otherwise specified in a Prospectus Supplement) or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

      If specified in the applicable Prospectus Supplement, or as long as the Preferred Stock is listed on an exchange so requiring, whenever dividends on any shares of such class or series of Preferred Stock shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of such shares of such class or series of Preferred Stock (voting together as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company at a special meeting called by an officer of the Company at the request of a holder of such class or series of Preferred Stock or, if such special meeting is not called by an officer of the Company within 30 days, at a special meeting called by a holder of such class or series of Preferred Stock designated by the holders of record of at least 10% of the shares of any such class or series of Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until (i) if such class or series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment or (ii) if such class or series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

      Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such class or series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to such class or series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Company or reclassify any authorized stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such shares; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation in, respect of such class or series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Preferred Stock of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

      CONVERSION RIGHTS

      The terms and conditions, if any, upon which shares of any class or series of Preferred Stock are convertible into or exchangeable for other securities or rights of the Company or other issuers, including, without limitation, Common Stock, Debt Securities or another series of Preferred Stock, or any combination of the foregoing, will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the name of the issuer of such other securities or rights and the number or principal amount of the securities or rights into which the Preferred Stock is convertible or exchangeable, the conversion or exchange price or rate (or manner of calculation thereof), the conversion or exchange date(s) or period(s), provisions as to whether the conversion or exchange will be at the option of the holders of such class or series of Preferred Stock or the Company or other issuer and the events requiring an adjustment of the conversion or exchange price or rate.

DESCRIPTION OF DEPOSITARY SHARES

      The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to the Deposit Agreement and the Depositary Receipts evidencing the Depositary Shares.

      GENERAL

      The Company may issue shares of Preferred Stock represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt evidencing Depositary Shares will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Shares (including dividend, voting, redemption, conversion, exchange and liquidation rights).

      The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable fractional interest in a share of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

      A holder of Depositary Receipts evidencing Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Company may also deliver cash in lieu of delivery of fractional interests in Preferred Stock.

      DIVIDENDS AND OTHER DISTRIBUTIONS

      The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the series of Preferred Stock represented by the Depository Shares to the holders of Depositary Receipts in proportion to the number of Depositary Receipts owned by such holders. The Preferred Stock Depositary, however, will distribute only such amounts as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by that Preferred Stock Depositary for distribution to holders of Depositary Receipts then outstanding.

      In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including public or private sale of such property and distribution of the net proceeds from such sale to such holders.

      The amounts so distributed in any of the foregoing cases will be reduced by any amount required by law to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

      CONVERSION AND EXCHANGE

      If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the applicable Prospectus Supplement, each holder of Depositary

Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

      REDEMPTION

      If any series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the related Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the corresponding proportion of the redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

      After the date fixed for redemption, the Depositary Receipts evidencing such Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing such Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders of the Depositary Receipts evidencing such Depositary Shares fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

      VOTING

      Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the holders of the Depositary Receipts evidencing such Depositary Shares. Each holder of such Depositary Receipts on the record date (which will be the same date as the record date for such Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts.

      RECORD DATE

      Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion or redemption of, or any election on the part of the Company to call for the redemption of, any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts who (x) shall be entitled to receive such dividend, distribution, rights, preferences or privileges or (y) shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

      AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

      Any provision of the Deposit Agreement or any Depositary Receipt may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "--Charges of Preferred Stock Depositary"), or which otherwise materially and adversely affects any existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts unless approved by at least two-thirds of the holders of such outstanding Depositary Receipts.

      Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination, provided, however, that any such termination that materially and adversely affects the holders of the Depositary Receipts must be approved by at least two-thirds of the holders of the outstanding Depositary Receipts. If any Depositary Receipts remain outstanding after the date of termination of the Deposit Agreement, the Preferred Stock Depositary will exchange the Depositary Receipts for shares of the Preferred Stock underlying the Depositary Shares represented by such Depositary Receipts, and thereafter, will discontinue the transfer of Depositary Receipts, suspend the distribution of dividends to the holders thereof, and not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement.

      CHARGES OF PREFERRED STOCK DEPOSITARY

      The Company will pay all charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

      MISCELLANEOUS

      The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

      Neither the Preferred Stock Depositary nor the Company will be liable if prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder without negligence and in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment as successor depositary. If a sucessor depositary shall not have been appointed and accepted its appointment within 45 days after the giving of such notice of resignation, the resigning Preferred Stock Depositary may petition any court of competent jurisdiction for the appointment of a successor depositary with respect to outstanding Depositary Receipts under the Deposit Agreement.


                             DESCRIPTION OF WARRANTS

     The Company may issue Warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

     The applicable Prospectus Supplement will describe the specific terms of any Warrants offered thereby, including: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the exercise price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                    DESCRIPTION OF TRUST PREFERRED SECURITIES

      The Trust Preferred Securities will be issued by a Hercules Trust under the applicable Trust Agreement and will represent beneficial interests in such Hercules Trust. The holders of such beneficial interests will be entitled to a preference over the Trust Common Securities of such Hercules Trust with respect to the payment of distributions and amounts payable on redemption of the Trust Preferred Securities or the liquidation of such Hercules Trust under the circumstances described under "--Subordination of Trust Common Securities." Each Trust Agreement has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such Trust Preferred Securities and such Trust Agreement, including the definitions therein of certain terms, and those made a part of such Trust Agreement by the Trust Indenture Act.

     Reference is made to the applicable Prospectus Supplement for a description of the specific terms of the Trust Preferred Securities offered thereby, including (i) the particular Hercules Trust issuing such Trust Preferred Securities; (ii) the specific designation, number and purchase price of such Trust Preferred Securities; (iii) the annual distribution rate (or method of calculation of the distribution rate) for such Trust Preferred Securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum Extension Period for which such distributions may be deferred; (iv) the Liquidation Amount per Trust Preferred Security which shall be paid out of the assets of such Hercules Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Hercules Trust; (v) the obligation or right, if any, of such Hercules Trust to purchase or redeem its Trust Preferred Securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such Trust Preferred Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right; (vi) the terms and conditions, if any, upon which such Trust Preferred Securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per Trust Preferred Security and the date or dates on which or period or periods within which such conversion or exchange may be effected; (vii) if applicable, any securities exchange upon which such Trust Preferred Securities shall be listed; (viii) whether such Trust Preferred Securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and (ix) any other rights, preferences, privileges, limitations or restrictions of such Trust Preferred Securities consistent with the applicable Trust Agreement or with applicable law (which may differ from those described herein). Certain material United States federal income tax considerations applicable to any offering of Trust Preferred Securities will also be described in the applicable Prospectus Supplement.

      GENERAL

      The Trust Preferred Securities of a Hercules Trust will rank pari passu, and payments will be made thereon pro rata, with the Trust Common Securities of such Hercules Trust except as described under "--Subordination of Trust Common Securities." The proceeds from the sale of Trust Preferred Securities and Trust Common Securities by a Hercules Trust will be used by such Hercules Trust to purchase an aggregate principal amount of Junior Subordinated Debentures of the Company equal to the aggregate Liquidation Amount of such Trust Preferred Securities and Trust Common Securities. Legal title to such Junior Subordinated Debentures will be held by the Property Trustee of the Hercules Trust for the benefit of the holders of the related Trust Securities. In addition, the Company will execute a Guarantee for the benefit of the holders of the related Trust Preferred Securities. The Guarantees will not guarantee payment of distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of a Hercules Trust when such Hercules Trust does not have funds legally available for the payment thereof. See "Description of Guarantees."

      The revenue of a Hercules Trust available for distribution to holders of its Trust Preferred Securities will be limited to payments under the related Junior Subordinated Debentures which such Hercules Trust purchased with the proceeds from the sale of its Trust Securities. If the Company fails to make a required payment in respect of such Junior Subordinated Debentures, the applicable Hercules Trust will not have sufficient funds to make the related payments, including distributions, in respect of its Trust Preferred Securities. Each of the Hercules Trusts is a separate legal entity and the assets of one are not available to satisfy the obligations of any other.

      DEFERRAL OF DISTRIBUTIONS

      So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Junior Subordinated Debenture Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for up to the maximum Extension Period specified in the applicable Prospectus Supplement, provided that an Extension Period must end on an interest payment date and may not extend beyond the stated maturity of such Junior Subordinated Debentures. If the Company elects to exercise such right, distributions on the related Trust Preferred Securities will be deferred during any such Extension Period. Distributions to which holders of the Trust Preferred Securities are entitled during any Extension Period will continue to accumulate additional distributions thereon. The Company has no current intention to exercise its right to defer payments of interest on the Junior Subordinated Debentures it may issue and, accordingly, distributions on the related Trust Preferred Securities.

      REDEMPTION

      Upon the repayment at the stated maturity or redemption (in whole or in part) prior to the stated maturity of the Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem an aggregate liquidation amount of the related Trust Securities equal to the aggregate principal amount of such Junior Subordinated Debentures so repaid or redeemed, upon not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of Trust Securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Hercules Trust has funds legally available for the payment thereof. See "--Subordination of Trust Common Securities."

      If less than all of the Junior Subordinated Debentures are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related Trust Securities on a pro rata basis among the Trust Preferred Securities and the Trust Common Securities of the applicable Hercules Trust except as described under "--Subordination of Trust Common Securities." If less than all of the Trust Preferred Securities held in book-entry form, if any, are to be redeemed, such Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See "--Global Trust Preferred Securities."

      REDEMPTION PROCEDURES

     If a Hercules Trust gives a notice of redemption in respect of its Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, (i) with respect to Trust Preferred Securities held by DTC or its nominee, the Property Trustee will deposit, or cause the Paying Agent (as defined herein) to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price and (ii) with respect to Trust Preferred Securities held in certificated form, the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give such Paying Agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities. If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the Trust Preferred Securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such Trust Preferred Securities will cease to be outstanding. In the event that any redemption date is not a Business Day, then the applicable redemption price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Hercules Trust or by the Company pursuant to the applicable Guarantee as described under "Description of Guarantees," (i) distributions on the related Trust Preferred Securities will continue to accumulate from the redemption date originally established by such Hercules Trust to the date such applicable redemption price is actually paid and
(ii) the actual payment date will be the redemption date for purposes of calculating the applicable Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

      LIQUIDATION OF A HERCULES TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

      The Company will have the right at any time to dissolve a Hercules Trust and cause the related Junior Subordinated Debentures to be distributed to the holders of the Trust Securities of such Hercules Trust in liquidation of such Hercules Trust after satisfaction of liabilities to creditors of such Hercules Trust as required by applicable law. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Trust Preferred Securities of such Hercules Trust.

     Each Hercules Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company;
(ii) the distribution of the related Junior Subordinated Debentures to the holders of the Trust Securities of such Hercules Trust, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve such Hercules Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) the conversion, exchange or redemption of all of the Trust Securities of such Hercules Trust;
(iv) expiration of the term of such Hercules Trust and (v) the entry of an order for the dissolution of such Hercules Trust by a court of competent jurisdiction.

      If a dissolution occurs as described in clause (i), (ii), (iv) or (v) above, the applicable Hercules Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Hercules Trust as provided by applicable law, to the holders of the Trust Securities the related Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of such Hercules Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Hercules Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount per Trust Security specified in the applicable Prospectus Supplement plus accumulated distributions thereon to the date of payment (such amount being referred to herein as the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the applicable Hercules Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Hercules Trust on its Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities of such Hercules Trust shall have a priority over the Trust Common Securities of such Hercules Trust in respect of such amounts. See "--Subordination of Trust Common Securities."

      After a date is fixed for any distribution of Junior Subordinated Debentures to holders of the related Trust Securities, (i) such Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing such Trust Securities will be exchanged for a registered global certificate representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any Trust Securities in certificated form will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Trust Securities, and bearing accrued interest in an amount equal to the accumulated distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, Junior Subordinated Debentures in certificated form.

      There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for such Trust Preferred Securities if a dissolution and liquidation of the applicable Hercules Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the applicable Hercules Trust, may trade at a discount to the price that the investor paid to purchase such Trust Preferred Securities.

      SUBORDINATION OF TRUST COMMON SECURITIES

      Payment of distributions on, and the applicable redemption price of, Trust Securities shall be made pro rata among the Trust Preferred Securities and the Trust Common Securities of the applicable Hercules Trust based on their respective Liquidation Amounts; provided, however, that if on any distribution date or redemption date a Debenture Event of Default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the Trust Common Securities of the applicable Hercules Trust, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding Trust Preferred Securities of such Hercules Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such Trust Preferred Securities then due and payable.

      Upon the occurrence and continuance of an Event of Default under the applicable Trust Agreement, the Company, as the Trust Common Securities Holder of the applicable Hercules Trust, will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust

Preferred Securities of such Hercules Trust and not on behalf of the Company as the Trust Common Securities Holder, and only the holders of such Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

      EVENTS OF DEFAULT; NOTICE

      The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default") will constitute an "Event of Default" under the applicable Trust Agreement. Within ten Business Days after the occurrence of an Event of Default under the applicable Trust Agreement actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities of the applicable Hercules Trust, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived.

      For a discussion of the limited circumstances in which holders of Trust Preferred Securities may bring a Direct Action against the Company, see "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

      REMOVAL OF ISSUER TRUSTEES

      Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by the Company as the Trust Common Securities Holder of the applicable Hercules Trust. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities of the applicable Hercules Trust. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the Trust Common Securities Holder. No resignation or removal of an Issuer Trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

      MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

      Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the applicable Trust Agreement, provided such Person shall be otherwise qualified and eligible.

      MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF A HERCULES TRUST

      A Hercules Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of a Hercules Trust and Distribution of Junior Subordinated Debentures." A Hercules Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of its Trust Preferred Securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Hercules Trust with respect to the Trust Securities of such Hercules Trust or (b) substitutes for the Trust Securities of such Hercules Trust other securities having substantially the same terms as such Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the related Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the Trust Securities of such Hercules Trust are then listed, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) of such Hercules Trust or the related Junior Subordinated Debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) of such Hercules Trust in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of such Hercules Trust,
(vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to such Hercules Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) of such Hercules Trust in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Hercules Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the applicable Guarantee and the applicable guarantee for the benefit of the owner of the Common Securities of such Hercules Trust. Notwithstanding the foregoing, a Hercules Trust shall not, except with the consent of each holder of its Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Hercules Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

      VOTING RIGHTS; AMENDMENT OF A TRUST AGREEMENT

      Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of a Hercules Trust" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of Trust Preferred Securities will have no voting rights.

      Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities of the applicable Hercules Trust, (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that such Hercules Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its Trust Securities are outstanding or to ensure that such Hercules Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such Trust Securities. A Trust Agreement may be amended by the Issuer Trustees and the Company (i) with the consent of holders of a majority in Liquidation Amount of the outstanding Trust Securities of the applicable Hercules Trust, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect such Hercules Trust's status as a grantor trust for United States federal income tax purposes or such Hercules Trust's exemption from status as an "investment company" under the Investment Company Act; provided, however, that, without the consent of each holder of such Trust Securities, such Trust Agreement may not be amended to (i) change the distribution rate (or manner of calculation of the distribution rate), amount, timing or currency or otherwise adversely affect the method of any required payment, (ii) change the purpose of the applicable Hercules Trust, (iii) authorize the issuance of any additional beneficial interests in such Hercules Trust, (iv) change the conversion, exchange or redemption provisions, (v) change the conditions precedent for the Company to elect to dissolve such Hercules Trust and distribute the related Junior Subordinated Debentures to the holders of such Trust Securities, (vi) change the Liquidation Distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of such Hercules Trust, (vii) affect the limited liability of any holder of such Trust Securities or (viii) restrict the right of a holder of such Trust Securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such Trust Securities in accordance with their terms.

      So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to such Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee, with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Junior Subordinated Debenture Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Junior Subordinated Debenture Indenture or such Junior Subordinated Debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Trust Preferred Securities of the applicable Hercules Trust; provided, however, that where a consent under the Junior Subordinated Debenture Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the related Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Trust Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the related Junior Subordinated Debentures. In addition to obtaining approvals of holders of Trust Preferred Securities referred to above, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Hercules Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of Trust Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote to be given to each holder of record of Trust Preferred Securities in the manner set forth in the applicable Trust Agreement.

      Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances referred to above, any Trust Preferred Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

      GLOBAL TRUST PREFERRED SECURITIES

      If specified in the applicable Prospectus Supplement, Trust Preferred Securities may be represented by one or more global certificates deposited with, or on behalf of, DTC (or other Depositary identified in such Prospectus Supplement) or a nominee thereof, in each case for credit to an account of a participant in DTC (or other Depositary). The identity of the Depositary and the specific terms of the depositary arrangements with respect to the Trust Preferred Securities to be represented by one or more global certificates will be described in the applicable Prospectus Supplement. However, unless otherwise specified in the applicable Prospectus Supplement, DTC will be the Depositary and the depositary arrangements described with respect to the Debt Securities will apply to such Trust Preferred Securities as well, except all references to the Company shall include the Hercules Trusts and all references to the applicable Indenture will refer to the applicable Trust Agreement. See "Description of Debt Securities--Description of the Senior Debt Securities and Subordinated Debt Securities--Global Debt Securities."

      PAYMENT AND PAYING AGENT

      Payments in respect of any global certificate representing Trust Preferred Securities shall be made to DTC (or other applicable Depositary), which shall credit the relevant accounts at DTC (or such other Depositary) on the applicable payment dates, while payments in respect of Trust Preferred Securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

      REGISTRAR AND TRANSFER AGENT

      The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities.

      Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the applicable Hercules Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Hercules Trust will not be required to register or cause to be registered the transfer of its Trust Preferred Securities after they have been converted, exchanged, redeemed or called for redemption.

      INFORMATION CONCERNING THE PROPERTY TRUSTEE

      The Property Trustee, other than during the occurrence and continuance of an Event of Default under the applicable Trust Agreement, will undertake to perform only such duties as are specifically set forth in such Trust Agreement and, during the continuance of such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the Property Trustee will not be under any obligation to exercise any of the powers vested in it by such Trust Agreement at the request of any holder of the related Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such

Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in such Trust Agreement or is unsure of the application of any provision of such Trust Agreement, and the matter is not one on which holders of Trust Preferred Securities or Trust Common Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

      MISCELLANEOUS

      The Administrative Trustees are authorized and directed to conduct the affairs of and to operate each Hercules Trust in such a way that (i) such Hercules Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) such Hercules Trust will be classified as a grantor trust for United States federal income tax purposes and
(iii) the related Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. The Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable Hercules Trust or the applicable Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Trust Securities.

      Holders of Trust Preferred Securities will not have any preemptive or similar rights.

      A Hercules Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


                           DESCRIPTION OF GUARANTEES

      A Guarantee will be executed and delivered by the Company concurrently with the issuance by a Hercules Trust of its Trust Preferred Securities for the benefit of the holders from time to time of such Trust Preferred Securities and will be held for such holders by The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"). Each Guarantee has been qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such Guarantee, including the definitions therein of certain terms, and those made a part of such Guarantee by the Trust Indenture Act.

      GENERAL

      The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the related Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Hercules Trust may have or assert other than the defense of payment. The following payments (the "Guarantee Payments") with respect to Trust Preferred Securities, to the extent not paid by or on behalf of the applicable Hercules Trust, will be subject to the applicable Guarantee: (i) any accumulated distributions required to be paid on such Trust Preferred Securities, to the extent that such Hercules Trust has funds legally available therefor at such time, (ii) the applicable redemption price with respect to such Trust Preferred Securities called for redemption, to the extent that such Hercules Trust has funds legally available therefor at such time, or (iii) upon a voluntary or involuntary dissolution and liquidation of such Hercules Trust (other than in connection with the distribution of the related Junior Subordinated Debentures to holders of such Trust Preferred

Securities or the redemption, conversion or exchange of such Trust Preferred Securities), the lesser of (a) the amounts due upon the dissolution and liquidation of such Hercules Trust, to the extent that such Hercules Trust has funds legally available therefor at the time and (b) the amount of assets of such Hercules Trust remaining available for distribution to holders of its Trust Preferred Securities after satisfaction of liabilities to creditors of such Hercules Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities entitled thereto or by causing the applicable Hercules Trust to pay such amounts to such holders.

      The Company will, through the applicable Guarantee, the applicable Trust Agreement, the related Junior Subordinated Debentures and the Junior Subordinated Debenture Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Hercules Trust's obligations under its Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Hercules Trust's obligations under its Trust Preferred Securities.

      RANKING

      Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Senior Debt Securities, the Subordinated Debt Securities and the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Trust Agreements provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee. Each Guarantee will rank pari passu with all other guarantees (collectively, the "Other Guarantees") to be issued by the Company with respect to securities of Other Hercules Trusts.

      The Guarantees will not limit the amount of secured or unsecured debt, including Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture, that may be incurred by the Company or any of its subsidiaries.

      GUARANTEE OF PAYMENT

      Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against any other person or entity). A Guarantee will not be discharged except by payment of the related Guarantee Payments in full to the extent not paid by the applicable Hercules Trust or upon distribution of its Trust Preferred Securities to the holders of the related Junior Subordinated Debentures.

      AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes that do not materially adversely affect the rights of holders of the related Trust Preferred Securities (in which case no approval will be required), the applicable Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Trust Preferred Securities--Voting Rights; Amendment of a Trust Agreement." All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding.

      EVENTS OF DEFAULT

      An event of default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any Guarantee Payment, the Company shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in Liquidation Amount of the related Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the applicable Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

      If the Guarantee Trustee fails to enforce a Guarantee, any holder of the related Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the applicable Hercules Trust, the Guarantee Trustee or any other person or entity.

      TERMINATION

      A Guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related Trust Preferred Securities, upon full payment of all amounts due upon the dissolution and liquidation of the applicable Hercules Trust or upon the conversion or exchange of all of the related Trust Preferred Securities (whether upon distribution of Junior Subordinated Debentures to the holders of such Trust Preferred Securities or otherwise). A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or such Guarantee.

      GOVERNING LAW

      The Guarantees will be governed by and construed in accordance with the laws of the State of Delaware.

      INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of a Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantees and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the Guarantee Trustee will not be under any obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of the related Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

      LIMITED PURPOSE OF THE HERCULES TRUSTS

      The Trust Preferred Securities will represent preferred beneficial interests in the applicable Hercules Trust, and each Hercules Trust exists for the sole purpose of issuing and selling its Trust Securities, using the proceeds from the sale of its Trust Securities to acquire the related Junior Subordinated Debentures of the Company and engaging in only those other activities necessary, advisable or incidental thereto.

      RIGHTS UPON DISSOLUTION

      Unless the Junior Subordinated Debentures are distributed to holders of the related Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the applicable Hercules Trust, after satisfaction of the liabilities of creditors of such Hercules Trust as required by applicable law, the holders of such Trust Securities will be entitled to receive, out of assets held by such Hercules Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation of a Hercules Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a creditor of the Company, subordinated in right of payment to all Senior Indebtedness As Defined In the Junior Subordinated Debenture Indenture as set forth in the Junior Subordinated Debenture Indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such Junior Subordinated Debentures, before any stockholders of the Company receive payments or distributions.


                        DESCRIPTION OF PURCHASE CONTRACTS
                               AND PURCHASE UNITS

      The Company may issue Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, Purchase Contract Securities at a future date or dates. The price per Purchase Contract Security may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as a part of units ("Purchase Units") consisting of a Purchase Contract and either (i) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debentures, (ii) debt obligations of third parties, including U.S. Treasury securities, or (iii) Trust Preferred Securities of a Hercules Trust, securing the holder's obligations to purchase the Purchase Contract Security under the Purchase Contract. The Purchase Contracts may require the Company to make periodic payments to the holders of the Purchase Units or vice versa and such payments may be unsecured or prefunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid purchase contracts ("Prepaid Securities") upon transfer by a holder to the Company of any collateral securing such holder's obligations under the original Purchase Contract.

      The applicable Prospectus Supplement will describe the terms of any Purchase Contracts or Purchase Units and, if applicable, Prepaid Securities.


                             PLAN OF DISTRIBUTION

        The Company and/or the Hercules Trusts may sell the Offered Securities
(i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to a series of the Offered Securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company and/or the Hercules Trusts from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the Offered Securities may be listed.

        If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in a Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If so indicated in a Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Offered Securities from the Company and/or the Hercules Trusts at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in a Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as agents for the Company and/or a Hercules Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or a Hercules Trust and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of Offered Securities.

        Underwriters, dealers, remarketing firms and agents may be entitled under agreements entered into with the Company and/or the Hercules Trusts to indemnification by the Company and/or the Hercules Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company and/or the Hercules Trusts to payments they may be required to make in respect thereof, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Offered Securities being offered hereby will be passed upon for the Company by Richard G. Dahlen, Esquire, Vice President and General Counsel of the Company, and by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, and for the Hercules Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, unless otherwise specified in a Prospectus Supplement. Mr. Dahlen owned beneficially, as of September 11, 1998, 15,333 shares of restricted stock under the Hercules Incorporated Long Term Incentive Compensation Plan (the "LTICP"), 244 shares of Common Stock under the Hercules Incorporated Savings and Investment Plan, and the right to acquire within 60 days hereof 25,200 shares under options held pursuant to the LTICP.


                                     EXPERTS

        The consolidated financial statements of the Company and its subsidiaries which are incorporated by reference in the Company's most recent Annual Report on Form 10-K have been audited and reported upon by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this Prospectus. Such financial statements are incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of BetzDearborn as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement of the Company and the Hercules Trusts, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                       OF

                               BETZDEARBORN INC.


                                                                                         Page
                                                                                         ----
Report of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Consolidated Statements of Operations for the years ended December 31, 1997,
     1996 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3

Consolidated Balance Sheets as of December 31, 1997 and 1996. . . . . . . . . . . . . . . F-4

Consolidated Statements of Cash Flows for the years ended December 31, 1997,
     1996 and 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6

Consolidated Statements of Common Shareholders' Equity for the years ended
     December 31, 1997, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . F-7

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . F-9

Consolidated Statements of Operations for the six months ended June 30, 1998 and 1997 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-32

Consolidated Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997. . . . .F-33

Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997
     (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-35

Notes to Consolidated Financial Statements (unaudited). . . . . . . . . . . . . . . . . . F-36

REPORT OF ERNST & YOUNG LLP,
INDEPENDENT AUDITORS


To the Shareholders and Board of Directors
BetzDearborn Inc.


We have audited the accompanying consolidated balance sheets of BetzDearborn Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, common shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BetzDearborn Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, at October 1, 1997, the Company changed its method of accounting for certain business process reengineering costs.

                                           /S/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
February 2, 1998

CONSOLIDATED STATEMENTS OF OPERATIONS
BetzDearborn Inc.

--------------------------------------------------------------------------------------------------------

                                                                         Year Ended December 31
                                                                 ---------------------------------------
(in millions, except per share amounts)                            1997            1996           1995
--------------------------------------------------------------------------------------------------------
NET SALES                                                        $1,294.8        $1,037.0        $ 752.5

Operating Costs and Expenses:
      Cost of products sold                                         518.7           409.3          273.7
      Selling, research and administration                          570.6           472.0          353.2
      Integration/restructuring                                      15.6            30.0           15.6
                                                                 --------        --------        -------
                                                                  1,104.9           911.3          642.5
                                                                 --------        --------        -------
OPERATING EARNINGS                                                  189.9           125.7          110.0

Other Income (Expense):
      Interest                                                      (45.5)          (25.7)          (1.1)
      Investment and other income, net                               (1.5)           (0.3)           2.7
                                                                 --------        --------        -------
                                                                    (47.0)          (26.0)           1.6
                                                                 --------        --------        -------

EARNINGS BEFORE INCOME TAXES AND
      CUMULATIVE EFFECT OF ACCOUNTING CHANGE                        142.9            99.7          111.6

Income Taxes                                                         50.7            35.4           43.3
                                                                 --------        --------        -------

EARNINGS BEFORE CUMULATIVE EFFECT
      OF ACCOUNTING CHANGE                                           92.2            64.3           68.3

Cumulative effect of change in accounting for
      business process reengineering, net of
      $3.3 income taxes                                              (6.0)           --             --
                                                                 --------        --------        -------
NET EARNINGS                                                     $   86.2        $   64.3        $  68.3
                                                                 ========        ========        =======
Basic Earnings per Common Share:
      Before cumulative effect of accounting change              $   3.02        $   2.13        $  2.30
      Accounting change                                              (.21)           --              --
                                                                 --------        --------        -------
           Basic earnings per Common Share                       $   2.81        $   2.13        $  2.30
                                                                 ========        ========        =======

Diluted Earnings per Common Share:
      Before cumulative effect of accounting change              $   2.80        $   2.01        $  2.16
      Accounting change                                              (.19)           --             --
                                                                 --------        --------        -------
          Diluted earnings per Common Share                      $   2.61        $   2.01        $  2.16
                                                                 ========        ========        =======

Average Number of Common Shares:
(in thousands)
      Basic                                                        28,734          27,651         27,574
                                                                 ========        ========        =======
      Diluted                                                      31,992          30,736         30,592
                                                                 ========        ========        =======

1996 and 1995 earnings per share and average number of common shares have been restated to comply with Statement of Financial Accounting Standards No. 128, "Earnings per Share."

See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
BetzDearborn Inc.

------------------------------------------------------------------------------------------------------
                                                                                   December 31
                                                                             ------------------------
(in millions, except share amounts)                                            1997            1996
------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
         Cash and cash equivalents                                          $   36.9         $   38.2
         Trade accounts receivable, less allowances:
                 1997 - $7.2; 1996 - $7.6                                      293.0            243.2

         Inventories:
                 Finished products and goods purchased for resale               49.2             54.5
                 Raw materials                                                  45.1             42.2
                                                                            --------         --------
                                                                                94.3             96.7

         Income taxes                                                           19.6             31.1
         Prepaid expenses and other                                             36.2             29.5
                                                                            --------         --------
TOTAL CURRENT ASSETS                                                           480.0            438.7


PROPERTY, PLANT AND EQUIPMENT --- at cost
         Land                                                                   33.6             38.9
         Buildings                                                             214.3            221.9
         Machinery and equipment                                               562.4            531.0
         Construction in progress
            (estimated cost to complete - $48.4)                                15.8             11.9
                                                                            --------         --------
                                                                               826.1            803.7

         Less allowance for depreciation                                      (424.3)          (374.7)
                                                                            --------         --------
                                                                               401.8            429.0

OTHER ASSETS
         Investments and other                                                  22.8             16.6
         Goodwill - net of accumulated amortization:
                 1997 - $17.8; 1996 - $7.1                                     447.7            449.9
         Other intangibles - net of accumulated amortization:
                 1997 - $8.8; 1996 - $4.3                                       81.3             84.1
                                                                            --------         --------
                                                                               551.8            550.6
                                                                            --------         --------
                                                                            $1,433.6         $1,418.3
                                                                            ========         ========

- ------------------------------------------------------------------------------------------------------------
                                                                                        December 31
                                                                                ----------------------------
                                                                                   1997               1996
- ------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
        Trade accounts payable                                                   $    77.7           $   68.9
        Payroll and related taxes                                                     47.7               47.8
        Notes payable                                                                 26.6                0.8
        Accrued restructuring costs                                                   15.9               30.9
        Other accrued liabilities                                                     43.7               67.5
        Income taxes                                                                   7.4                -
        Dividends payable                                                             11.2               10.6
        Current portion of long-term debt                                              1.3                1.0
                                                                                 ---------           --------
TOTAL CURRENT LIABILITIES                                                            231.5              227.5


LONG-TERM DEBT - less portion classified as current                                  678.2              744.5

OTHER LONG-TERM LIABILITIES
        Income taxes                                                                  14.3               12.4
        Employee benefit plans                                                        54.5               44.3
        Other                                                                          2.7                4.1
                                                                                 ---------           --------
                                                                                      71.5               60.8

SHAREHOLDERS' EQUITY
        Preferred shares, $.10 par value: authorized 1,000,000 shares;
               issued 1997 - 475,371 shares; 1996 - 481,780 shares                    95.0               96.4
        Guarantee of related ESOP debt                                               (88.6)             (90.0)
        Common shares, $.10 par value: authorized - 90,000,000 shares;
               issued 1997 - 33,631,330 shares; 1996 - 33,637,359 shares               3.4                3.4
        Capital in excess of par value of shares                                     131.6               93.8
        Retained earnings                                                            501.1              463.9
        Cost of common shares in treasury: 1997 - 4,181,807 shares;
               1996 - 5,509,124 shares                                              (155.0)            (188.0)
        Unearned compensation                                                         (3.9)              (4.2)
        Foreign currency translation adjustments                                     (31.2)              10.2
                                                                                 ---------           --------
TOTAL SHAREHOLDERS' EQUITY                                                           452.4              385.5
                                                                                 ---------           --------
                                                                                 $ 1,433.6           $1,418.3
                                                                                 =========           ========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
BetzDearborn Inc.

------------------------------------------------------------------------------------------------------------------
                                                                                      Year Ended December 31
                                                                                 -------------------------------
(in millions)                                                                       1997        1996        1995
-----------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
       Net earnings                                                               $ 86.2       $ 64.3      $ 68.3
       Adjustments to reconcile net earnings to
           net cash provided by operating activities:
               Depreciation                                                         67.8         61.0        48.5
               Amortization                                                         15.7          7.8         0.7
               Compensation and employee benefit plans                              10.6         12.6        10.5
               Income taxes                                                          6.4          7.4        (0.2)
               Provision for restructuring                                            --          9.6        15.6
               Changes in operating assets and liabilities, net of business acquisitions:
                    Accounts receivable                                            (59.8)       (24.2)      (13.0)
                    Inventories                                                     (2.2)        (2.7)       (8.0)
                    Prepaid expenses and other                                      (7.1)        (1.0)      (10.0)
                    Accounts payable and accrued expenses                           (4.1)         7.5        (2.7)
                                                                                  ------       ------      ------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                          113.5        142.3       109.7

INVESTING ACTIVITIES
       Expenditures for property, plant and equipment                              (78.0)       (64.9)      (64.1)
       Proceeds from sales of long-term assets                                       9.6          3.5         2.0
       Purchases of businesses and long-term investments                              --         (6.6)      (34.6)
       Purchase of Dearborn, net of cash equivalents acquired                         --       (549.4)         --
       Other, net                                                                   (0.5)         1.0        (0.6)
                                                                                  ------       ------      ------
NET CASH USED IN INVESTING ACTIVITIES                                              (68.9)      (616.4)      (97.3)

FINANCING ACTIVITIES
       Repayments of long-term debt                                               (462.5)       (17.0)       (1.0)
       Borrowings classified as long-term debt                                     401.1        566.0          --
       Net short-term borrowings (repayments)                                       24.0        (17.7)       17.4
       Dividends paid                                                              (50.9)       (48.9)      (48.4)
       Proceeds from issuance of common shares, including treasury shares           42.3         14.8         1.0
       Purchase of treasury shares                                                    --           --       (12.6)
                                                                                  ------       ------      ------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                                (46.0)       497.2       (43.6)

       Effect of exchange rate changes on cash                                       0.1          1.2         1.2
                                                                                  ------       ------      ------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                    (1.3)        24.3       (30.0)
       Cash and Cash Equivalents at Beginning of Year                               38.2         13.9        43.9
                                                                                  ------       ------      ------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                          $ 36.9       $ 38.2      $ 13.9
                                                                                  ======       ======      ======


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY
BetzDearborn Inc.

----------------------------------------------------------------------------------------------------------------------------
                                                                                                     Capital in
                                                             Number of Shares                         Excess of
                                                         --------------------------        Common     Par Value    Retained
(dollars in millions, except per share amounts)           Common           Treasury        Stock      of Stock     Earnings
----------------------------------------------------------------------------------------------------------------------------

Balance at January 1, 1995                               33,649,527       5,784,899         $ 3.4      $ 81.8      $ 423.5
   Net earnings                                                                                                       68.3
   Dividends on preferred shares ($16.00 per share)                                                                   (7.8)
   Tax benefit on preferred shares dividend                                                                            2.9
   Dividends on common shares ($1.47 per share)                                                                      (40.7)
   Reacquired common shares                                                 300,000
   Impact of shares issued under employee stock plans,
      net of tax of $.3 million                              (5,546)        (94,074)                      0.8
   Currency translation adjustments                                                                                   (0.1)
                                                         ----------       ---------         -----     -------      -------
Balance at December 31, 1995                             33,643,981       5,990,825           3.4        82.6        446.1
   Net earnings                                                                                                       64.3
   Dividends on preferred shares ($16.00 per share)                                                                   (7.7)
   Tax benefit on preferred shares dividend                                                                            2.7
   Dividends on common shares ($1.49 per share)                                                                      (41.5)
   Impact of shares issued under employee stock plans,
      net of tax of $2.1 million                             (6,622)       (481,701)                     11.2
   Currency translation adjustments
                                                         ----------       ---------         -----     -------      -------
Balance at December 31, 1996                             33,637,359       5,509,124           3.4        93.8        463.9
   Net earnings                                                                                                       86.2
   Dividends on preferred shares ($16.00 per share)                                                                   (7.7)
   Tax benefit on preferred shares dividend                                                                            2.6
   Dividends on common shares ($1.51 per share)                                                                      (43.9)
   Impact of shares issued under employee stock plans,
      net of tax of $6.6 million                             (6,029)     (1,074,717)                     28.9
   Stock issued for acquisition                                            (252,600)                      8.9
   Currency translation adjustments
                                                         ----------       ---------         -----     -------      -------
Balance at December 31, 1997                             33,631,330       4,181,807         $ 3.4     $ 131.6      $ 501.1
                                                         ==========      ==========         =====     =======      =======

   See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY
BetzDearborn Inc.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Foreign
                                                                                                 Unearned       Currency
                                                                                     Treasury     Compen-      Translation
(dollars in millions, except per share amounts)                                        Stock       sation      Adjustments
- ----------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1995                                                           $(187.5)      $ (5.5)        $ 2.7
   Net earnings
   Dividends on preferred shares ($16.00 per share)
   Tax benefit on preferred shares dividend
   Dividends on common shares ($1.47 per share)
   Reacquired common shares                                                            (12.6)
   Impact of shares issued under employee stock plans,
      net of tax of $.3 million                                                          1.9          2.2
   Currency translation adjustments                                                                                 3.5
                                                                                     -------       ------       -------

Balance at December 31, 1995                                                          (198.2)        (3.3)          6.2
   Net earnings
   Dividends on preferred shares ($16.00 per share)
   Tax benefit on preferred shares dividend
   Dividends on common shares ($1.49 per share)
   Impact of shares issued under employee stock plans,
      net of tax of $2.1 million                                                        10.2         (0.9)
   Currency translation adjustments                                                                                 4.0
                                                                                     -------       ------       -------

Balance at December 31, 1996                                                          (188.0)        (4.2)         10.2
   Net earnings
   Dividends on preferred shares ($16.00 per share)
   Tax benefit on preferred shares dividend
   Dividends on common shares ($1.51 per share)
   Impact of shares issued under employee stock plans,
      net of tax of $6.6 million                                                        25.9          0.3
   Stock issued for acquisition                                                          7.1
   Currency translation adjustments                                                                               (41.4)
                                                                                     -------       ------       -------

Balance at December 31, 1997                                                         $(155.0)      $ (3.9)      $ (31.2)
                                                                                     =======       ======       =======


   See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
BetzDearborn Inc.
--------------------------------------------------------------------------------

1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business - The Company is engaged in the engineered specialty chemical treatment of water and industrial process systems operating in a wide variety of industrial and commercial applications with particular emphasis on the chemical, petroleum refining, paper, food processing, automotive, steel and power industries. The Company develops, produces and markets a wide range of specialty chemical products for use in boilers, cooling systems, heat exchangers, paper and petroleum process streams and both influent and effluent systems. The Company monitors changing water, process and plant operating conditions so as to prescribe the appropriate treatment programs to solve problems such as corrosion, scale, deposit formation and a variety of process problems. Operations are conducted primarily in the United States, Canada and Europe, and also in Asia-Pacific and Latin America.

     Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and interest rate swap agreements. Concentrations of credit risk with respect to accounts receivable are limited because of the large number of customers comprising the Company's customer base and their dispersion across many different industries and geographies. The Company generally does not require collateral or other security to support customer receivables. The counterparties to the interest rate swaps are major international financial institutions. The Company continually monitors the credit ratings of its counterparties, has established policies for counterparty credit rating requirements and has limited the amount of agreements with any one party. The Company believes these procedures minimize the risk of credit losses in the event of nonperformance by these counterparties.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Principles of Consolidation - The consolidated financial statements include the accounts of the Company and all subsidiaries. All significant intercompany items and transactions are eliminated from the consolidated statements. The Company follows the practice of using a November 30 fiscal year for all non-U.S. subsidiaries, excluding Canada, in order to expedite the year-end closing.

     Revenue Recognition - Primarily, the Company recognizes revenue upon shipment and passage of title without right of return. For consignment sales, revenue is recognized when material is used.

     Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying value of these investments approximates their fair value at December 31, 1997.

     Inventories - Inventories are stated at the lower of cost or market. Cost of approximately 41 percent of the inventory is determined by the last-in, first-out (LIFO) method, the balance by the first-in, first-out (FIFO) method. If the FIFO method of inventory accounting had been used for all inventory, amounts would have been approximately $10.6 million and $10.9 million higher than reported at December 31, 1997 and December 31, 1996, respectively.

     Property, Plant and Equipment - Property, plant and equipment is recorded at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are as follows: buildings - 20 to 40 years; computer equipment and software - 3 to 8 years; other machinery and equipment - 5 to 15 years.

     Accounting Change - On November 20, 1997, the FASB Emerging Issues Task Force ("EITF") announced a consensus on Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project That Combines Business Process Reengineering and Information Technology Transformation." This issue addressed how an entity should account for third-party or internally generated costs associated with projects that combine business process reengineering activities and information technology transformation and how the total costs of a business process reengineering consulting contract performed by a third party should be allocated to the project's various individual activities. The EITF reached a consensus that the cost of business process reengineering activities, whether done internally or by third parties, is to be expensed as incurred. Also, the EITF reached a consensus that any unamortized portion of those identifiable costs should be written off as a cumulative effect type adjustment in the quarter that contains November 20, 1997.

     The Company is engaged in a major project that combines business process reengineering activities and information technology transformation. The business process reengineering activities are being performed by both internal staff and by third parties. The amount of business process reengineering activities capitalized as of September 30, 1997 was $9.3 million, of which approximately $4.1 million was capitalized prior to 1997. Consequently, the Company recorded a write-off in the fourth quarter of 1997 for the cumulative effect of this change in accounting and will prospectively include the continuing costs of business process reengineering activities as operating expenses.

     Investments - Marketable equity securities are recorded at fair value. All other investments are generally carried at cost, which does not exceed estimated fair value.

     Goodwill and Other Intangible Assets - Goodwill amortization is computed by the straight-line method mainly over 40 years. Other intangible assets are amortized on a straight-line basis ranging between 3 and 40 years in accordance with the nature of the asset. Goodwill and other intangible assets relate primarily to the Dearborn acquisition (see Note 2). For all such assets, the Company evaluates carrying values for impairment by considering the operating performance and expected future undiscounted cash flows of the underlying businesses.

     Foreign Currency - The Company is exposed to the effect of foreign exchange rate fluctuations on the U.S. dollar value of the income of its non-U.S. subsidiaries (see Note 4). Occasionally, the Company enters into foreign currency forward contracts to minimize the effect of fluctuating foreign currencies on its cash flow and current unremitted income from certain non-U.S. subsidiaries. The forward contracts generally are marked to market and resulting adjustments are recorded directly in income. These adjustments had no material impact on the results of operations for 1997, 1996 and 1995. There were no open contracts at the end of 1997. Assets and liabilities of non-U.S. operations where the functional currency is the local currency are translated into U.S. dollars at the fiscal year-end exchange rates. The related translation adjustments are recorded as cumulative translation adjustments, a separate component of shareholders' equity. Revenues and expenses are translated using average exchange rates prevailing during the year. Foreign currency transaction gains and losses, as well as translation adjustments for assets and liabilities of non-U.S. operations where the functional currency is the U.S. dollar, are included in the results of operations. A foreign currency transaction loss of $5.6 million was incurred in 1997 and is included in other income, net in the Consolidated Statements of Operations; such adjustments were not material in 1996 and 1995.

     Research and Development - Research and development costs ($38.8 million in 1997, $35.7 million in 1996 and $32.2 million in 1995) are charged to expense as incurred.

     Earnings Per Share - In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per Common Share is computed by dividing net income available to common shareholders by the weighted average number of shares outstanding. In computing basic earnings per Common Share, preferred stock dividends, net of related income tax benefits, reduce income available to common shareholders. In computing diluted earnings per Common Share, conversion of the Series A ESOP Convertible Preferred Shares is assumed and the dilutive effect of stock options during the periods presented as well as the effect of contingently issuable shares also increase the weighted average number of shares (see Note 5). All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to the Statement 128 requirement.

     Stock-Based Compensation - The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock-based compensation (see
Note 9).

         Impact of Pending Accounting Pronouncements - In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," and Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," both of which are required to be adopted for fiscal years beginning after December 15, 1997. Statement 130 will require the Company to report in its financial statements all non-owner related changes in equity for the periods being reported. Statement 131 will require the Company to disclose revenues, earnings, and other financial information pertaining to the business segments by which the Company is managed, as well as what factors management used to determine these segments. The Company is currently evaluating the requirements of Statements 130 and 131 to determine how to present the required information in its financial statements and related disclosures.

2:   ACQUISITIONS

     Dearborn - On June 28, 1996, pursuant to the Grace Dearborn Worldwide Purchase and Sale Agreement (the "Agreement"), the Company acquired the Dearborn business unit ("Dearborn") of W.R. Grace & Co. - Conn. ("Grace") for $632 million, subject to certain adjustments. Dearborn was a global supplier of industrial water and process treatment chemicals with 1995 annual net revenues of $399.1 million. This acquisition was financed by a $750 million Credit Agreement among the Company and a syndicate of banks (see Note 6).

     The Dearborn acquisition is accounted for using the purchase method of accounting and is included in the Consolidated Statements of Operations since the date of acquisition. The Company adopted a November 30 fiscal year-end for non-U.S. Dearborn units except Canada to align the fiscal year-end with the remainder of the Company's operations. Consequently, Dearborn units except Canada and the U.S. reported five months of results of operations in 1996. The Company subsequently integrated Betz and Dearborn, which makes it impractical to report the results of Dearborn separately from the remainder of the Company's results of operations.

     The Company finalized its Dearborn purchase price allocation during 1997 and increased goodwill by $20.4 million to $440.7 million. Goodwill is determined as follows (in millions):


   Cash paid to Grace                                                      $    640.9

   Adjustments:
            Restructuring provision (see Note 12)                                38.8
            Transition services cancellation fees                                10.0
            Professional fees and transaction costs                              13.4
            Tax effects, net                                                    (23.7)
                                                                           ----------
                                                                                679.4

   Less:    Fair value of net tangible assets acquired                          156.1
            Fair value of identifiable intangible assets acquired                82.6
                                                                           ----------
   Dearborn goodwill as of the acquisition date                            $    440.7
                                                                           ==========


     The $38.8 million restructuring provision (see Note 12) is primarily for closure of Dearborn facilities and severance costs for Dearborn employees. During the second quarter of 1997, the Company announced the planned closure of the Lake Zurich, Illinois plant. The increase in restructuring liabilities and fixed asset writedowns, as a result of this announcement, are the principal reasons for the 1997 increase in goodwill. The Company incurred costs of approximately $10.0 million in accordance with the Agreement relating to the cancellation of transition services previously provided to the Company, principally in its Latin American and European regions. Professional fees and transaction costs amounting to $13.4 million are primarily for acquisition consulting, legal and accounting fees. The tax effects, which reduce the adjusted purchase price, are comprised of the estimated tax effects resulting from the purchase price adjustments and for the net deferred tax effects of differences in the allocation of purchase price for financial reporting and tax purposes.

     In accordance with the purchase method of accounting, the adjusted purchase price was allocated to the estimated fair value of net assets acquired, with the excess recorded as goodwill, which is amortized on a straight-line basis over 40 years. The $82.6 million allocated to identifiable intangibles is the independently appraised value of the trademarks, trade names and patents of Dearborn. Patents are amortized on a straight-line basis over 13 to 15 years and unlimited-life trademarks and trade names are amortized over 40 years. Total Dearborn intangible amortization expense of $14.6 million and $6.7 million is included in the 1997 and 1996 results of operations, respectively.

     Had the Acquisition occurred as of January 1, 1995, unaudited pro forma results would have been (in millions, except per share amounts):

                                                        Year Ended December 31,
                                                       -------------------------
                                                         1996             1995
                                                       --------         --------
      Net Sales                                        $1,261.6         $1,151.6
      Net Earnings                                         50.0             25.5
      Net Earnings per Common Share:
               Basic                                       1.61              .75
               Diluted                                     1.54               --

     The pro forma results reflect adjustments primarily for the increased amortization and interest expense attributable to the Dearborn acquisition and the related tax effects. Potential cost savings, however, from combining Dearborn with the Company's operations are not reflected. Therefore, the pro forma results are not indicative of the results that would have occurred had the acquisition actually been consummated on January 1, 1995, and are not intended to be a projection of future results or trends. The historical financial results of operations of Dearborn reflect the "carve out" of Dearborn from Grace. Certain selling, research and administrative expenses of Grace have been allocated to Dearborn on various bases which, in the opinion of Grace's management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred if Dearborn had been operating as a separate independent company.

     Argo Scientific - In November 1997, the Company acquired all the outstanding common stock of D.W. Walker & Associates, Inc., d.b.a. Argo Scientific, in exchange for 252,600 of the Company's Common Shares. Argo Scientific is a leading supplier of highly specialized chemical treatments, services and technology for membrane separation systems, which are used in the production of "pure" water from fresh water and sea water.

     The Argo Scientific acquisition is accounted for using the purchase method of accounting. The goodwill recorded as a result of this acquisition amounted to $15.7 million, which is amortized on a straight-line basis over 40 years. The Argo Scientific results of operations are included with the Company's effective November 1997. This acquisition did not have a material impact on the Company's 1997 results of operations nor its capital resources and liquidity. The pro forma consolidated results of operations, as if the acquisition had taken place at the beginning of fiscal 1996, would not have been materially different from the reported amounts for fiscal 1996 and 1997.

     Misan Group and Taiwan Peitz - On May 1, 1995, the Company acquired Taiwan Peitz Company, Ltd., a water, paper process and refinery process treatment business, which had been a licensee of the Company's products since 1974. On November 7, 1995, the Company acquired the Misan Group, an industrial water, paper process and fuel oil treatment company with headquarters in Naples, Italy and subsidiaries in Spain and Portugal.

     The Taiwan Peitz and Misan acquisitions have also been accounted for using the purchase method of accounting. The combined purchase price for these acquisitions was $43.4 million consisting of $32.5 million in cash paid in 1995, $7.3 million paid in 1996 and $3.6 million paid in 1997. The goodwill resulting from both acquisitions totaled approximately $25 million, which is amortized on a straight-line basis over 40 years.

     The operating results of these acquired businesses have been included in the Consolidated Statements of Operations since the dates of acquisition. The pro forma consolidated results of operations, as if the acquisitions had taken place at the beginning of fiscal 1995, would not have been materially different from the reported amounts.

3:   INCOME TAXES

     The components of earnings before income taxes and cumulative effect of accounting change are (in millions):

                       1997              1996              1995
                       ----              ----              ----
U.S.                 $106.2             $85.1            $ 75.6
Non-U.S                36.7              14.6              36.0
                     ------              ----            ------
                     $142.9             $99.7            $111.6
                     ======             =====            ======

     The provision for income taxes consists of the following (in millions):

                           1997            1996           1995
                           ----            ----           ----
Current:
      Federal             $34.6           $22.4          $31.8
      State                 2.9             4.3            4.4
      Foreign              14.5             5.1           10.4
                          -----           -----          -----
Total Current              52.0            31.8           46.6

Deferred:
      Federal               0.5             2.9           (4.7)
      State                 0.1             0.5           (1.0)
      Foreign              (1.9)            0.2            2.4
                          -----           -----          -----
Total Deferred             (1.3)            3.6           (3.3)
                          -----           -----          -----
Total Taxes               $50.7           $35.4          $43.3
                          =====           =====          =====

     A reconciliation of the effective income tax rate with the statutory federal income tax rate is as follows:

                                      1997              1996             1995
                                      ----              ----             ----
Federal tax rate                      35.0%             35.0%            35.0%
State and local taxes, net of
  federal income taxes                 1.4               3.1              2.0
Foreign tax credits                   (4.0)             (4.8)              --
Other items                            3.1               2.2              1.8
                                      ----              ----             ----
Effective income tax rate             35.5%             35.5%            38.8%
                                      ====              ====             ====

     Deferred income taxes reflect the estimated future tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows (in millions):

                                                          1997            1996
                                                          ----            ----
Deferred Tax Assets:
     Stock and benefit plans                            $ 20.0          $ 15.3
     Operating loss carryforwards                          9.1             4.2
     Accrued liabilities not deducted until paid          17.1            19.3
                                                        ------          ------
          Total Deferred Tax Assets                       46.2            38.8
Deferred Tax Liabilities:
     Tax over book depreciation, net                     (24.7)          (21.7)
     Other                                               (11.6)           (6.8)
                                                        ------          ------
         Total Deferred Tax Liabilities                  (36.3)          (28.5)
                                                        ------          ------
         Net Deferred Tax Assets                        $  9.9          $ 10.3
                                                        ======          ======

     In 1997, income taxes classified as current and non-current liabilities include deferred tax liabilities of $0.6 million and $14.3 million, respectively. In addition, income taxes classified as current assets include deferred tax assets of $19.6 million and income taxes classified as non-current assets, which are included within investments and other on the Consolidated Balance Sheets, include deferred tax assets of $5.1 million. In 1996, income taxes classified as current assets include deferred tax assets of $22.7 million, with the remaining deferred tax balance of $12.4 million classified as non-current liabilities. Included in deferred tax assets are foreign operating loss carryforwards, which mainly have an unlimited life.

     The Company made income tax payments of $36.2 million, $45.8 million and $46.0 million during the years 1997, 1996 and 1995, respectively.

     The Company has not provided United States income taxes on $52.7 million of unremitted earnings of foreign subsidiaries because management views such earnings as being indefinitely invested.

4:   GEOGRAPHIC INFORMATION

     The Company operates principally in one industry segment which includes the development, manufacture and sale of specialty chemical products.

     The Company's areas of operation outside of the United States and Europe principally include Canada, Latin America and Asia-Pacific. No single non-U.S. country in which the Company produces or markets its products comprises more than 10 percent of the Company's net sales, operating earnings or identifiable assets. No single customer accounts for more than 10 percent of the Company's revenues.

     Information about the Company's operations in different geographic locations is (in millions):

                             United                      Other
1997                         States        Europe       Foreign   Consolidated
- ------------------------------------------------------------------------------
  Net sales               $   711.2     $   319.6     $   264.0     $  1,294.8
  Operating earnings          120.3          39.4          30.2          189.9
  Identifiable assets         706.9         417.9         308.8        1,433.6
- ------------------------------------------------------------------------------

1996
- ------------------------------------------------------------------------------
  Net sales               $   641.1     $   218.9     $   177.0     $  1,037.0
  Operating earnings           90.4          12.2          23.1          125.7
  Identifiable assets         702.0         412.8         303.5        1,418.3
- ------------------------------------------------------------------------------

1995
- ------------------------------------------------------------------------------
  Net sales               $   555.9     $   111.6     $    85.0     $    752.5
  Operating earnings           78.6          15.2          16.2          110.0
  Identifiable assets         395.7         142.7          92.1          630.5
- ------------------------------------------------------------------------------


     At December 31, 1997, the local currency is the functional currency of non-U.S. operations representing 45% of consolidated identifiable assets. For operations in highly inflationary economies, the U.S. dollar is the functional currency. Identifiable assets of such operations were 6% of consolidated identifiable assets at December 31, 1997.

     United States identifiable assets include $0.3 million, $2.6 million and $0.8 million of cash and cash equivalents and other investments at December 31, 1997, 1996 and 1995, respectively, that are available for general corporate purposes.

     Direct export sales of $14.2 million, $11.2 million and $10.8 million for the years 1997, 1996 and 1995, respectively, are included in United States net sales.

5:   EARNINGS  PER  SHARE

     In compliance with Financial Accounting Standards Board Statement No. 128, "Earnings per Share," issued in February 1997, the Company has changed its method of computing earnings per share effective with the fourth quarter 1997. All prior periods presented have been restated to conform to the new requirements which exclude contingently issuable shares and the dilutive effect of stock options from the number of weighted average shares used in the computation of basic earnings per share. The effect of Statement 128 on diluted earnings per share is immaterial compared to previously disclosed fully diluted earnings per share. Basic and diluted earnings per share are calculated as follows (in millions, except per share amounts):


                                                               1997          1996          1995
                                                           --------      --------      --------
Basic Earnings per Share:

Net earnings before cumulative effect
     of accounting change                                  $   92.2      $   64.3      $   68.3
Effect of preferred stock dividends, net of taxes              (5.6)         (5.3)         (4.9)
                                                           --------      --------      --------
                                                               86.6          59.0          63.4
Cumulative effect of accounting change, net of taxes           (6.0)         --            --
                                                           --------      --------      --------
Net earnings available to common shareholders              $   80.6      $   59.0      $   63.4
                                                           ========      ========      ========

Average Common Shares outstanding - basic                      28.7          27.7          27.6
                                                           ========      ========      ========

Basic Earnings per Common Share:
     Before cumulative effect of accounting change         $   3.02      $   2.13      $   2.30
     Cumulative effect of accounting change                   (0.21)         --            --
                                                           --------      --------      --------
     Basic earnings per Common Share                       $   2.81      $   2.13      $   2.30
                                                           ========      ========      ========

Diluted Earnings per Share:

Net earnings before cumulative effect
     of accounting change                                  $   92.2      $   64.3      $   68.3
Effect of ESOP charge to operations assuming
     conversion of Series A ESOP Convertible
     Preferred Shares, net of taxes                            (2.7)         (2.6)         (2.1)
                                                           --------      --------      --------
                                                               89.5          61.7          66.2
Cumulative effect of accounting change, net of taxes           (6.0)         --            --
                                                           --------      --------      --------
Net earnings available to common shareholders              $   83.5      $   61.7      $   66.2
                                                           ========      ========      ========


Average Common Shares outstanding - basic                      28.7          27.7          27.6
Effect of dilutive securities:
     Contingently issuable shares                               0.2           0.1           0.1
     Employee stock options                                     0.4           0.2           0.1
     Assumed conversion of Series A ESOP
         Convertible Preferred Shares                           2.7           2.7           2.8
                                                           --------      --------      --------
Average Common Shares outstanding - diluted                    32.0          30.7          30.6
                                                           ========      ========      ========

Diluted Earnings per Common Share:
     Before cumulative effect of accounting change         $   2.80      $   2.01      $   2.16
     Cumulative effect of accounting change                   (0.19)           --            --
                                                           --------      --------      --------
     Diluted earnings per Common Share                     $   2.61      $   2.01      $   2.16
                                                           ========      ========      ========

      Note 9 contains further disclosures regarding the Company's outstanding stock options and contingently issuable shares (Incentive Plan). Note 8 describes the conversion provision of the Company's preferred stock in the ESOP.

6:    LONG-TERM DEBT

      Long-term debt at December 31 consisted of (in millions):

                                                 1997                            1996
                                         ---------------------          ---------------------
                                         Rate(1)        Amount          Rate(1)        Amount
                                         ------         ------          ------         ------
Revolving credit agreement                5.83%       $  581.9           5.98%       $  548.0
Promissory note to Grace                    --              --           5.87           100.0
ESOP debt                                 8.56            94.5           8.56            95.5
Other indebtedness                        6.30             3.1           6.36             2.0
                                                      --------                       --------
Total debt                                               679.5                          745.5
Less current maturities                                    1.3                            1.0
                                                      --------                       --------
Long-term debt                                        $  678.2                       $  744.5
                                                      ========                       ========


(1) Weighted average interest rate for the year ended December 31.


      On October 20, 1997, the Company entered into a Credit Agreement with a syndicate of banks which provides for a five-year unsecured revolving credit agreement in an amount of $750 million. The commitments made under the Credit Agreement expire in October 2002. The Credit Agreement requires the Company, among other things, to meet certain net worth and indebtedness tests. Approximately $168.1 million of the Credit Agreement was unused at December 31, 1997.

      Borrowings under the Credit Agreement bear interest at various rates based on the types of borrowings used by the Company. Each type of borrowing bears interest at a variable rate based on an index plus a margin. The borrowings outstanding at year end for U.S. dollar loans bear interest at LIBOR plus a margin and for Canadian dollar loans at market rates for Canadian bankers' acceptances plus a margin. Margin pricing is dependent on the Company's selected pricing option of either a specific financial ratio test or the Company's public debt rating. The Company pays a facility fee based upon the selected pricing option. At December 31, 1997, the Company is paying a facility fee of .08% of the total commitment of funds provided by the banks. Commitment fees to maintain the Credit Agreement totaled $1.3 million and $0.7 million during fiscal years 1997 and 1996, respectively, and are included in interest expense.

      In 1989, the Company guaranteed a loan of $100 million to the ESOP Trust, the proceeds of which were used by the trust for the purchase of the Company's preferred stock (see Note 8). The loan and guarantee, which mature on June 19, 2009, are recorded in the Company's Consolidated Balance Sheets as long-term debt and a reduction of shareholders' equity. With respect to the ESOP loan, the Company is obligated, among other things, to maintain certain financial ratios and meet certain net worth and indebtedness tests.

      Scheduled maturities of long-term debt are as follows (in millions): 1998
- $1.3; 1999 - $3.2; 2000 - $1.7; 2001 - $2.8; 2002 - $586.0; and 2003 through
2009 - $84.5.

      Interest Rate Swaps - During the second quarter of 1996, the Company entered into interest rate swap agreements, with maturities ranging from 1.5 to
5.5 years, to effectively convert $400 million of the Company's variable-rate long-term debt to fixed interest rate obligations, thereby reducing the Company's exposure to rising interest rates. Over the term of each swap agreement, the Company exchanges interest payments with the swap counterparty without exchanging the notional amount upon which the payments are based. The differential to be paid or received is accrued and recognized as an adjustment to interest expense. The related amount payable to such counterparties is included in accrued liabilities.

      The Company has designated the series of swaps as hedges against future interest rate exposure on its variable-rate debt outstanding. The series of swaps will hedge no more than the aggregate amount of variable-rate debt outstanding. The Company may also designate individual swaps included in this series as both a hedge against interest rate exposure and a hedge of the fair value of future fixed-rate term debt replacing outstanding variable-rate debt. In the event future fixed-rate term debt is issued, the Company intends to terminate the designated swaps and amortize the gain or loss on such termination over the remainder of the hedged period. In the event fixed-rate debt is not issued for the entire remaining hedged period, a portion of the termination gain or loss will be included in net earnings.

      Fair Value of Debt and Interest Rate Swaps - The fair value of the Company's short-term notes payable, long-term debt and interest rate swaps, all of which are held for purposes other than trading, at December 31 is summarized below (in millions):

                                             1997                                   1996
                                  --------------------------             -------------------------
                                  Carrying              Fair             Carrying             Fair
                                    Amount             Value               Amount            Value
                                  --------           -------             --------          -------
Notes payable                      $  26.6           $  26.6             $    0.8          $   0.8
Long-term debt                       679.5             692.7                745.5            753.3
Interest rate swap payable             0.5               7.2                  0.7              5.6

      The estimated fair values of these financial instruments are generally based on quoted market prices or on current rates available to the Company for financial instruments of similar remaining maturities and do not include potential tax effects or possible expenses incurred in settling the transactions to terminate the related agreements.

      Notes payable are borrowings under uncommitted lines of credit with an average interest rate of 5.76% at December 31, 1997.

      Interest Expense - Net ESOP expense (see Note 8) is characterized as interest expense in the accompanying financial statements. The effect of the interest rate swap agreements referred to above was to increase interest expense by $3.3 million and $2.0 million in 1997 and 1996, respectively. Cash payments for interest amounted to $50.4 million, $17.8 million and $1.6 million for the years 1997, 1996 and 1995, respectively. Interest expense is capitalized on major construction projects. Interest expense components for the years ending December 31 are as follows (in millions):

                                 1997                1996                 1995
                                 ----                ----                 ----
Gross interest expense           $45.9               $26.1                $ 1.6
Capitalized interest              (0.4)               (0.4)                (0.5)
                                 -----               -----                -----
Interest expense                 $45.5               $25.7                $ 1.1
                                 =====               =====                =====

7:    LONG-TERM LEASES

      Total rental expense for all leases amounted to $23.2 million, $18.8 million and $14.9 million in 1997, 1996 and 1995, respectively. The future rental commitments, primarily for automobiles, as of December 31, 1997 for all noncancelable long-term leases are (in millions): 1998 - $12.1; 1999 - $7.0; 2000 - $3.7; 2001 - $1.4; 2002 - $1.1; and $0.2 thereafter.

8:    EMPLOYEE STOCK OWNERSHIP (ESOP) AND 401(k) PLAN

      In 1989, the Company established an ESOP and a related trust as a long-term benefit for substantially all of its U.S. employees. This plan supplements the Company's employee retirement plan. Under this plan, the Company sold 500,000 shares of a new Series A ESOP Convertible Preferred Stock to the trust for $100 million. This series of preferred stock has one vote per share with cumulative dividends at a rate of 8% and is stated at the aggregate liquidation preference on the Consolidated Balance Sheets. The Company arranged for and guaranteed a loan of $100 million (see Note 6) to the trust for the purchase of the preferred stock. Proceeds of the loan were primarily used for the purchase of common treasury stock to be used for future conversion and redemption of the preferred stock, which is presently convertible into 2,648,671 shares of common stock. The loan and guarantee are recorded in the Company's Consolidated Balance Sheets as long-term debt and a reduction in shareholders' equity.

      Effective January 1, 1990, the Company's 401(k) program was integrated into the Employee Stock Ownership Plan. Employees may invest 2 to 15 percent of eligible compensation. Company matches, equal to 25 percent of the first 4 percent of employees' investments, fully vest to employees upon the completion of 5 years of service. The Company's matching contributions, which are included in ESOP expense, are made in the form of the ESOP Convertible Preferred Stock. The value of such matching contributions amounted to $1.7 million in 1997, $1.5 million in 1996 and $1.4 million in 1995.

      After satisfying the 401(k) matching contributions, the remaining shares of ESOP stock are allocated to each participant based on the ratio of the participant's compensation to total compensation of all participants. During 1997, 6,409 shares of the Preferred Stock were converted to Common Shares by plan participants and permanently retired. The number of shares allocated and unallocated at December 31 are as follows:

                                             1997                 1996
                                            -------              -------
Allocated                                   134,355              121,911
Unallocated                                 341,016              359,869
                                            -------              -------

Total shares held by ESOP                   475,371              481,780
                                            =======              =======

      The Company is required to make quarterly contributions to the Plan which enable the trust to service its indebtedness. Net ESOP cost for the Company is comprised of the following elements (in millions):

                                               1997           1996         1995
                                               ----           ----         ----
ESOP expense                                  $ 9.5           $ 9.3       $ 9.2
Preferred dividends
     (charged to retained earnings)            (7.7)           (7.7)       (7.8)
                                              -----           -----       -----
ESOP expense charged to earnings              $ 1.8           $ 1.6       $ 1.4
                                              =====           =====       =====

ESOP contributions                            $ 9.1           $ 9.0       $ 8.8
                                              =====           =====       =====

      The ESOP expense is calculated using the 80-percent-of-shares-allocated method. To the extent that this expense exceeds the ESOP's annual debt service requirements, an adjustment is made to the shareholders' equity reduction to reflect the cumulative effect of the excess charges.

9:    STOCK-BASED COMPENSATION AND SHAREHOLDER RIGHTS PLANS

      The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," which results in no compensation expense being recognized for its stock option plans or its stock purchase plan.

      As required by Statement 123, pro forma information regarding net income and earnings per share has been determined as if the Company had accounted for its stock options under the fair value method. A weighted average fair value of $16.96 for options granted in 1997, $9.63 for those granted in 1996 and $9.78 for those granted in 1995 was estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for option grants in 1997, 1996 and 1995, respectively:

                                                    1997        1996       1995
                                                    ----        ----       ----
Dividend yield                                      2.36%        3.4%       3.4%
Volatility                                          .226        .203       .203
Risk-free interest rate                             5.77%       6.22%      6.22%
Weighted average expected life, in years            6.65        6.75       6.75

      Option valuation models use highly subjective assumptions to determine the fair value of traded options with no vesting or trading restrictions. Because options granted under the Company's Stock Option Plans have vesting requirements and cannot be traded, and because changes in the assumptions can materially affect the fair value estimate, in management's opinion, the existing valuation models do not necessarily provide a reliable measure of the fair value of its employee stock options.

      For purposes of the pro forma disclosures required by Statement 123, the estimated fair value of the options is amortized to expense over the options' vesting period. Statement 123 requires only that the income effects of options granted subsequent to December 31, 1994 be included in the pro forma disclosures. Since a portion of the Company's stock options vest over one- and two-year periods, and additional options are granted each year, the pro forma effect on 1995 and 1996 net income reported below is not representative of the effect of fair value stock option expense on future years' pro forma net income. For purposes of the pro forma disclosures, compensation expense is recognized under the stock purchase plan for the difference in price paid by employees and the fair value of the Company's stock at the date of purchase. The Company's pro forma information follows (in millions, except for per share information):

                                                                    Year Ended December 31,
                                                               --------------------------------
                                                                1997          1996         1995
                                                               -----         -----        -----
Pro forma net income                                           $78.9         $60.5        $64.2
Pro forma earnings per share:
     Basic
         Before cumulative effect of accounting change          2.76          2.00         2.15
         Net earnings                                           2.55          2.00         2.15
     Diluted
         Before cumulative effect of accounting change          2.59          1.89         2.03
         Net earnings                                           2.40          1.89         2.03

      Option Plans - Options granted under the Company's Stock Option Plans are at the fair value at the date of grant. The period during which these options become exercisable ranges from date of grant to two years after date of grant. Unexercised options expire ten years after date of grant. No individual may receive an option if that individual owns (or would own if options were exercised) stock possessing five percent of the voting power or value of all classes of stock of the Company.

      Option activity is summarized as follows:

                                             Number of        Weighted Average
                                               Shares          Price per Share
                                             ----------       ----------------
Outstanding at January 1, 1995                2,564,269            $48.126
     Granted                                    967,688             43.749
     Canceled                                   (40,998)            52.916
     Forfeited                                   (5,006)            44.875
     Exercised                                  (47,730)            21.606
                                              ---------          ---------
Outstanding at December 31, 1995              3,438,223             47.210
     Granted                                    493,841             43.493
     Canceled                                   (44,715)            51.838
     Forfeited                                  (12,727)            44.450
     Exercised                                 (378,120)            39.501
                                              ---------          ---------
Outstanding at December 31, 1996              3,496,502             47.470
     Granted                                    687,425             62.676
     Canceled                                    (8,191)            57.238
     Forfeited                                  (15,773)            50.083
     Exercised                                 (965,542)            44.404
                                              ---------          ---------
Outstanding at December 31, 1997              3,194,421             51.631
                                              =========          =========

Exercisable at December 31, 1997              2,659,399             50.442
                                              =========          =========

      The exercise prices for options outstanding as of December 31, 1997 ranged from $23.375 to $62.75. The options outstanding and exercisable at December 31, 1997 are segregated into groups based on ranges of exercise price below:

                                                                    Wtd. Avg.        Wtd. Avg.
                                                                    Exercise        Remaining
Shares Outstanding at 12/31/97:            Range of Prices            Price            Life
                                         -------------------        --------        ---------
             31,214                       $23.375 - $29.125          $23.688          .47 yrs
            134,494                        33.500 -  39.250           38.517         6.94 yrs
          1,467,208                        40.500 -  49.625           45.065         6.90 yrs
            789,042                        50.250 -  59.813           56.668         4.62 yrs
            772,463                        60.000 -  62.750           62.363         6.56 yrs
          ---------
          3,194,421                       $23.375 - $62.750          $51.631         6.68 yrs
          =========

                                                                    Wtd. Avg.
                                                                     Exercise
Shares Exercisable at 12/31/97:            Range of Prices            Price
                                         ------------------         ---------
             31,214                       $23.375 - $29.125          $23.688
            134,494                        33.500 -  39.250           38.517
          1,325,518                        40.500 -  49.625           45.255
            781,506                        50.250 -  59.813           56.638
            386,667                        60.000 -  62.750           62.007
          ---------
          2,659,399                       $23.375 - $62.750          $50.442
          =========

      At December 31, 1997, the Company had remaining an aggregate of 5,067,205 Common Shares reserved for issuance under its Stock Option Plans.

      Employee Stock Purchase Plan - Effective July 1, 1997, the Company established an Employee Stock Purchase Plan for all employees meeting certain eligibility criteria. Under the Plan, eligible employees may purchase through a series of semiannual offerings, each July and January, shares of the Company's Common Stock, subject to certain limitations. The purchase price of each share is 85 percent of the lesser of its fair market value on the grant date or on the exercise date. The aggregate number of whole shares of Common Stock purchasable under the option shall not exceed 10 percent of the employee's base compensation. At December 31, 1997, 400,000 shares were available for purchase under the plan. Based on the market price of common stock on the exercise date, the Company issued approximately 47,215 shares in January 1998.

      Incentive Plan - The Employee Stock Incentive Plan provides that up to 2,500,000 shares of common stock may be granted through April 13, 2005, at the discretion of the Board of Directors, to key employees and non-employee Directors at no cost to the employees or Directors. The Company granted 81,326 shares and 72,407 shares during 1997 and 1996, respectively, at a weighted average value of $62.64 in 1997 and $43.58 in 1996. Key employees receiving grants are entitled to receive dividends, but assumption of full beneficial ownership is contingent at the time of grant. In the event the employee does not remain in continuous employment for the periods stipulated, the shares are canceled and revert to the Company for reissuance under the Plan.

      The aggregate fair market value of the shares granted under this Plan is considered unearned compensation at the time of grant and compensation is earned ratably over the stipulated period. Compensation cost included in net income is $1.8 million in 1997, $1.9 million in 1996, and $2.5 million in 1995.

      At December 31, 1997, the Company had remaining an aggregate of 488,070 Common Shares available for issuance under its Employee Stock Incentive Plan.

      Common Stock Shareholder Rights Plan - On September 8, 1988, the Board of Directors declared a distribution of one Stock Purchase Right for each Common Share outstanding. Each right will entitle the holder to buy from the Company a unit consisting of one Common Share at an exercise price of $75 per unit. The rights become exercisable ten days after a public announcement that a person or group has acquired 20 percent or more of the Company's Common Shares or has commenced a tender offer for 20 percent or more of the Common Shares. The rights may be redeemed prior to becoming exercisable by action of the Board of Directors at a redemption price of $.01 per right. If more than 20 percent of the Company's Common Shares become held by a beneficial owner, other than pursuant to an offer deemed in the best interests of the shareholders by the Company's independent directors, each right may be exercised for Common Shares, or other property, of the Company having a value of twice the exercise price of each right. If the Company is acquired by any person after the rights become exercisable, each right will entitle its holder to receive common shares of the acquiring company having a market value of twice the exercise price of each right. The rights expire on September 19, 1998.

      In February 1998, the Board of Directors approved a new Shareholder Rights Plan having a 10-year term which expires on September 19, 2008 which provides for the declaration of a distribution of one Share Purchase Right for each Common Share outstanding effective September 19, 1998. The exercise price of each new right will be $250.00. This new plan is substantially the same as the 1988 plan.

10:   EMPLOYEE RETIREMENT PLANS

      The Company has defined benefit plans to provide pension benefits to substantially all of its U.S. employees and for employees of several non-U.S. operations. The benefits are primarily based on years of service and the employee's final average compensation. The Company's funding policy is to contribute an amount annually based upon actuarial and economic assumptions designed to achieve adequate funding of projected benefit obligations. Plan assets are principally invested in listed common stocks, bonds and common trust funds.

U.S. Plans

      The salary scale assumption is graded by age with an underlying inflation assumption of 4% for U.S. plans. Other primary assumptions used to develop the Company's U.S. net periodic pension expense and the actuarial present value of the benefit obligations are as follows:

                                                  1997                1996                1995
                                                  ----                ----                ----
Discount rate                                    7.25%                 7.5%                7.0%
Long-term rate of return on plan assets           9.5%                9.25%               9.25%

      Net periodic pension expense for the Company's U.S. defined benefit plans consists of the following (in millions):

                                            1997           1996          1995
                                          ---------      ---------      -------
Service cost                              $     7.3      $     7.6      $   5.5
Interest cost                                  14.0           12.8         11.4
Return on plan assets                         (37.0)         (27.1)       (31.2)
Net amortization and deferral                  22.8           14.8         20.1
                                          ---------      ---------      -------
Net periodic pension expense              $     7.1      $     8.1      $   5.8
                                          =========      =========      =======

      The following table sets forth the actuarial present value of benefit obligations and funded status at December 31 for the Company's U.S. plans (in millions):

                                                                        1997                1996
                                                                       -------            --------
Actuarial present value of benefit obligations:
     Vested benefits                                                   $(168.6)            $(148.4)
     Nonvested benefits                                                   (9.0)               (8.5)
                                                                       -------            --------
     Accumulated benefit obligation                                     (177.6)             (156.9)
     Effect of projected future salary increases                         (27.9)              (25.1)
                                                                       -------            --------
Projected benefit obligation                                            (205.5)             (182.0)
Plan assets at fair value                                                205.3               176.4
                                                                       -------            --------
Projected benefit obligation in excess of plan assets                     (0.2)               (5.6)
Unrecognized net gain                                                    (36.7)              (25.6)
Unrecognized prior service cost                                            5.2                 6.0
Other                                                                     (2.8)               (2.3)
                                                                       -------            --------
Net pension liability included in the Consolidated Balance Sheets     $  (34.5)           $  (27.5)
                                                                      ========            ========

Non-U.S. Plans

      Primary assumptions used to develop the Company's non-U.S. net periodic pension expense and the actuarial present value of the benefit obligations are as follows:

                                                1997                 1996             1995
                                                ----                 ----             ----
Salary increase                               3.0-6.5%             3.0-7.0%         4.0-6.5%
Discount rate                                 6.0-8.5%             6.0-9.0%         6.5-8.5%
Long-term rate of return on plan assets       6.0-9.0%             6.0-9.0%         7.0-9.0%

      Net periodic pension expense for the Company's non-U.S. defined benefit plans consists of the following (in millions):

                                             1997           1996           1995
                                          -------        -------        -------
Service cost                              $   3.2        $   2.2        $   1.3
Interest cost                                 4.5            2.8            1.6
Return on plan assets                        (4.6)          (2.8)          (2.1)
Net amortization and deferral                  --             --            0.5
                                          -------        -------        -------
Net periodic pension expense              $   3.1        $   2.2        $   1.3
                                          =======        =======        =======

      The following table sets forth the actuarial present value of benefit obligations and funded status at December 31 for the Company's non-U.S. plans (in millions):

                                                                    Assets Exceed                 Accumulated
                                                                     Accumulated                 Benefits Ex-
                                                                       Benefits                   ceed Assets
                                                                ---------------------        ----------------------
                                                                  1997         1996            1997           1996
                                                                --------     --------        --------     ---------
Actuarial present value of benefit obligations:
     Vested benefits                                             $ (40.7)     $ (32.4)       $   (4.5)     $   (8.3)
     Nonvested benefits                                             (4.5)        (3.6)           (3.3)           --
                                                                --------     --------        --------     ---------
     Accumulated benefit obligation                                (45.2)       (36.0)           (7.8)         (8.3)
     Effect of projected future salary increases                   (13.8)       (14.7)           (4.2)         (2.6)
                                                                --------     --------        --------     ---------
Projected benefit obligation                                       (59.0)       (50.7)          (12.0)        (10.9)
Plan assets at fair value                                           62.6         55.9             1.7           1.7
                                                                --------     --------        --------     ---------
Projected benefit obligation in excess of plan assets                3.6          5.2           (10.3)         (9.2)
Unrecognized net gain                                               (1.3)        (2.6)            0.8          (0.1)
Unrecognized prior service cost                                       --           --             0.3           0.4
Other                                                                1.3          1.5              --           0.1
                                                                --------     --------        --------     ---------
Net pension asset (liability) included in the
  Consolidated Balance Sheets                                   $    3.6     $    4.1        $   (9.2)    $    (8.8)
                                                                ========     ========        ========     =========

11:   POSTRETIREMENT BENEFITS

      The Company pays limited medical and dental insurance premiums on behalf of certain early retirees as well as providing a small life insurance benefit for certain retirees.

      Employee benefit plans at December 31, 1997 and 1996 include $8.5 million and $7.8 million, respectively, representing the actuarially determined liability for these benefits. The actuarially determined expense was $1.7 million, $1.5 million and $1.1 million in 1997, 1996 and 1995, respectively.

12:   INTEGRATION/RESTRUCTURING

      To achieve reductions in operating costs and to integrate the operations of the former Betz Laboratories, Inc. (Betz) and the former Dearborn business (Dearborn), the Company has incurred incremental and non-recurring expenses that are reported as Integration/Restructuring operating expenses.

      Integration expenses are incremental and non-recurring costs necessary to integrate Dearborn and Betz. Integration expenses amounted to $16.6 million and $20.4 million for 1997 and 1996, respectively. These expenses are associated with the activities of integration teams responsible for merging the two companies for the benefit of future operations and include items such as consulting and legal fees, integration bonuses, training, travel and Betz employee relocation expenses. These costs are expensed as incurred. Such integration activities were completed in 1997.

      The provision for restructuring is for estimated exit costs associated with the decisions to close Betz facilities and severance costs for Betz employees. These costs are accrued when the decisions are made and announced and exit costs can be reasonably estimated. A $9.6 million provision for restructuring, net of the 1995 provision reversal noted below, was recorded in 1996 for the closure of Betz facilities and the severance of Betz employees located throughout the world. Additionally, $26.0 million and $12.8 million restructuring provisions for the closure of Dearborn facilities and severance and relocation costs for worldwide Dearborn employees were also recorded in 1996 and 1997, respectively, which are part of the overall purchase price allocation. These combined actions include employee termination benefits for approximately 550 technical, production, administrative and support employees, as well as office consolidations and asset dispositions. All restructuring plans were completed in 1997.

      In connection with the Dearborn acquisition and restructuring decisions, at December 31, 1997, approximately $11.9 million of assets are held for sale. These assets, included in property, plant and equipment, are primarily production facilities of Dearborn. The Company estimates it will complete the sale of such facilities by 1999.

      The $15.6 million provision for restructuring recorded in 1995 was for a series of actions to reduce operating costs. The provision included the writedown associated with the closure of two blending plants and other asset dispositions, and employee termination benefits covering approximately 150 technical, production, administrative and support employees located primarily in the United States. As a result of the completion of these restructuring actions, $3.5 million of the 1995 restructuring provision was reversed in 1996. The lower than anticipated cost resulted from fewer than planned terminations and higher than planned attrition, along with lower than estimated losses on the closure of a blending plant.

      A reconciliation of activity with respect to the restructuring accruals is as follows (in millions):

                                                        1997             1996
                                                       ------           ------
Balance at beginning of year                           $ 30.9           $  7.5

Provision:
   Included in Goodwill (see Note 2)                     12.8             26.0
   Charged to Consolidated Statements of
    Operations - net                                     (1.0)             9.6

Cash Payments                                           (23.5)           (11.4)
Noncash - Fixed asset writedowns and
    foreign exchange translation                         (3.3)            (0.8)
                                                       ------           ------
Balance at end of year                                 $ 15.9           $ 30.9
                                                       ======           ======

The remaining reserve at December 31, 1997 is expected to be sufficient to complete these actions. Cash flows from operations and available financing sources are expected to be sufficient to meet restructuring liabilities.

13:   QUARTERLY FINANCIAL INFORMATION (unaudited)

      The following is a summary of quarterly financial information for the years ended December 31, 1997 and 1996 (in millions, except for per share data):

                                                                1997 Quarter Ended
                                                -----------------------------------------------------
                                                March 31     June 30     September 30     December 31
                                                --------     -------     ------------     -----------
Net Sales                                       $ 306.4      $ 322.4        $ 331.8         $ 334.2
Gross Profit                                      184.2        193.5          199.0           199.4
Earnings Before Income Taxes
     and Cumulative Effect of
     Accounting Change (Note 1)                    28.8         32.8           41.4            39.9
Earnings Before
     Cumulative Effect of
     Accounting Change                             18.6         21.1           26.7            25.8
Net Earnings                                       18.6         21.1           26.7            19.8

Net Earnings Per Common Share:
     Basic
        Before Cumulative Effect
            of Accounting Change                    .61          .69            .88             .84
        Net Earnings                                .61          .69            .88             .63
     Diluted
        Before Cumulative Effect
            of Accounting Change                    .57          .64            .81             .78
        Net Earnings                                .57          .64            .81             .59

Cash Dividends Declared
     Per Common Share                              .375         .375            .38             .38

Common Share Market
     Prices:
        High Price                               67-1/4       67-3/8             71          70-1/8
        Low Price                                55-1/4       61-1/4       59-11/16        57-11/16

                                                                  1996 Quarter Ended
                                                -------------------------------------------------------
                                                March 31      June 30       September 30    December 31
                                                --------      -------       ------------    -----------
Net Sales                                       $ 199.5       $ 210.1         $ 304.2           $ 323.2
Gross Profit                                      122.6         129.3           183.8             192.0
Earnings Before Income Taxes
     and Cumulative Effect of
     Accounting Change (Note 1)                    31.5          34.9            16.3              17.0
Earnings Before
     Cumulative Effect of
     Accounting Change                             19.7          22.3            10.9              11.4
Net Earnings                                       19.7          22.3            10.9              11.4

Net Earnings Per Common Share:
     Basic
        Before Cumulative Effect
            of Accounting Change                    .67           .76             .34               .36
        Net Earnings                                .67           .76             .34               .36
     Diluted
        Before Cumulative Effect
            of Accounting Change                    .62           .71             .34               .34
        Net Earnings                                .62           .71             .34               .34

Cash Dividends Declared
     Per Common Share                               .37           .37             .375             .375

Common Share Market
     Prices:
        High Price                               47-1/4            48           53-1/2           60-1/8
        Low Price                                40-1/8        41-3/4           43-1/8               50

      The 1996 and first three quarters of 1997 earnings per share amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, "Earnings per Share." The common stock of the Company is traded on the New York Stock Exchange under the symbol BTL. The approximate number of record holders of Common Shares as of January 30, 1998, was 3,466.

BETZDEARBORN  INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In millions, except per share amounts)

                                                     Six Months Ended
                                                         June 30,
                                                ------------------------
                                                   1998           1997
                                                ---------      ---------
Net Sales                                       $   619.3      $   628.8

Operating Costs and Expenses:
     Cost of products sold                          254.3          251.1
     Selling, research and administrative           292.6          277.7
     Integration/restructuring                        -             15.3
                                                ---------      ---------
                                                    546.9          544.1


OPERATING EARNINGS                                   72.4           84.7

Other Income (Expense):
     Interest                                       (19.7)         (23.0)
     Investment and other                            (0.2)          (0.2)
                                                ---------      ---------
                                                    (19.9)         (23.2)
                                                ---------      ---------
EARNINGS BEFORE INCOME TAXES                         52.5           61.5
     Income Taxes                                    18.6           21.8
                                                ---------      ---------

NET EARNINGS                                    $    33.9      $    39.7
                                                =========      =========
Net earnings per Common Share:
     Basic                                      $    1.06      $    1.30
                                                =========      =========
     Diluted                                    $    1.01      $    1.21
                                                =========      =========
Cash dividends declared per Common Share        $     .76      $     .75
                                                =========      =========
Average number of Common Shares:
     Basic                                           29.4           28.5
                                                =========      =========
     Diluted                                         32.4           31.8
                                                =========      =========


See notes to consolidated financial statements.

BETZDEARBORN INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

                                                                June 30,   December 31,
                                                                 1998          1997
                                                              ----------   ------------
                                                              (unaudited)
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                $     22.7    $     36.9
     Trade accounts receivable, less allowances:
        1998 -- $7.0; 1997 -- $7.2                                 272.9         293.0

     Inventories:
        Finished products and goods purchased for resale            48.1          49.2
        Raw materials                                               47.6          45.1
                                                              ----------    ----------
                                                                    95.7          94.3

     Income taxes                                                   20.5          19.6
     Prepaid expenses and other                                     29.6          36.2
                                                              ----------    ----------
TOTAL CURRENT ASSETS                                               441.4         480.0


PROPERTY, PLANT AND EQUIPMENT -- at cost
     Land                                                           50.3          48.9
     Buildings                                                     194.6         199.0
     Machinery and equipment                                       578.6         562.4
     Construction in progress                                       38.6          15.8
                                                              ----------    ----------
                                                                   862.1         826.1
     Less allowance for depreciation                              (453.5)       (424.3)
                                                              ----------    ----------
                                                                   408.6         401.8

OTHER ASSETS
     Investments and other                                          20.9          22.8
     Goodwill -- net of accumulated amortization:
        1998 -- $23.7; 1997 -- $17.8                               441.8         447.7
     Other intangibles -- net of accumulated amortization:
        1998 -- $10.2; 1997 -- $8.8                                 80.4          81.3
                                                              ----------    ----------
                                                                   543.1         551.8
                                                              ----------    ----------
TOTAL ASSETS                                                  $  1,393.1    $  1,433.6
                                                              ==========    ==========

BETZDEARBORN INC.
CONSOLIDATED BALANCE SHEETS (Continued)
(In millions, except share amounts)

                                                                             June 30,      December 31,
                                                                               1998            1997
                                                                            ----------     ------------
                                                                            (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Trade accounts payable                                                 $     64.6      $     77.7
     Payroll and related taxes                                                    34.9            47.7
     Notes payable                                                                 4.7            26.6
     Accrued restructuring costs                                                  12.0            15.9
     Other accrued liabilities                                                    38.7            43.7
     Income taxes                                                                  6.8             7.4
     Dividends payable                                                            11.3            11.2
     Current portion of long-term debt                                             1.3             1.3
                                                                            ----------      ----------
TOTAL CURRENT LIABILITIES                                                        174.3           231.5

LONG-TERM DEBT -- less portion classified as current                             680.1           678.2

OTHER LONG-TERM LIABILITIES
     Income taxes                                                                 16.4            14.3
     Employee benefit plans                                                       57.4            54.5
     Other                                                                         4.1             2.7
                                                                            ----------      ----------
                                                                                  77.9            71.5
SHAREHOLDERS' EQUITY
     Preferred shares, $.10 par value: authorized 1,000,000 shares;
        issued 1998 -- 471,751 shares; 1997 -- 475,371 shares                     94.4            95.0
     Guarantee of related ESOP debt                                              (88.0)          (88.6)
     Common shares, $.10 par value: authorized -- 250,000,000 shares;
        issued 1998 -- 33,630,831 shares; 1997 -- 33,631,330 shares                3.4             3.4
     Capital in excess of par value of shares                                    135.8           131.6
     Retained earnings                                                           508.7           501.1
     Cost of common shares in treasury: 1998 -- 3,976,208 shares;
        1997 -- 4,181,807 shares                                                (149.2)         (155.0)
     Unearned compensation                                                        (4.6)           (3.9)
     Foreign currency translation adjustments                                    (39.7)          (31.2)
                                                                            ----------      ----------
TOTAL SHAREHOLDERS' EQUITY                                                       460.8           452.4
                                                                            ----------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $  1,393.1      $  1,433.6
                                                                            ==========      ==========


See notes to consolidated financial statements.

BETZDEARBORN INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

                                                                                 Six Months Ended
                                                                                     June 30,
                                                                               --------------------
                                                                                1998         1997
                                                                               -------      -------
OPERATING ACTIVITIES
     Net earnings                                                              $  33.9      $  39.7
     Adjustments to reconcile net earnings to
        net cash provided by operating activities:
            Depreciation                                                          33.2         32.8
            Amortization                                                           7.9          7.5
            Compensation and employee benefit plans                                4.6          5.4
            Changes in operating assets and liabilities, net of business acquisitions:
                   Accounts receivable                                            17.6        (41.9)
                   Inventories                                                    (2.8)        (9.0)
                   Prepaid expenses and other                                      5.1         (6.2)
                   Accounts payable and accrued expenses                         (28.7)       (16.2)
                                                                               -------      -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                         70.8         12.1

INVESTING ACTIVITIES
     Expenditures for property, plant and equipment                              (46.0)       (30.8)
     Proceeds from sales of long-term assets                                       3.2          6.0
     Purchases of businesses and long-term investments                            (3.5)         0.2
     Other, net                                                                    -           (1.0)
                                                                               -------      -------
NET CASH USED IN INVESTING ACTIVITIES                                            (46.3)       (25.6)

FINANCING ACTIVITIES
     Borrowings under credit facilities                                            5.8          9.8
     Net short-term repayments                                                   (21.8)         -
     Dividends paid                                                              (26.3)       (25.2)
     Proceeds from issuance of common shares,
        including treasury shares                                                  5.4         29.5
                                                                               -------      -------

NET CASH (USED IN)/PROVIDED BY FINANCING ACTIVITIES                              (36.9)        14.1
     Effect of exchange rate changes on cash                                      (1.8)        (1.6)
                                                                               -------      -------

DECREASE IN CASH AND CASH EQUIVALENTS                                            (14.2)        (1.0)
     Cash and Cash Equivalents at Beginning of Year                               36.9         38.2
                                                                               -------      -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $  22.7      $  37.2
                                                                               =======      =======


See notes to consolidated financial statements.

BETZDEARBORN INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
JUNE 30, 1998 AND 1997

Note 1 - Basis of Presentation

     The accompanying unaudited consolidated financial statements of BetzDearborn Inc. (the "Company") for the six-month periods ended June 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain amounts in the financial statements for the year ended December 31, 1997 have been reclassified to conform with 1998 classifications. Operating results for the six-month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the audited consolidated financial statements and footnotes thereto of the Company included elsewhere in this Registration Statement and Prospectus of Hercules Incorporated and Hercules Trust I, Hercules Trust II, Hercules Trust III, and Hercules Trust IV.

     The Company is required starting in 1998 to report information about comprehensive income in its annual and interim financial statements. Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income," requires companies to disclose in their annual reports the total, as well as the components, of comprehensive income and in their interim reports the total amount. The Company's components of comprehensive income are net income and foreign currency translation adjustments which totaled to a gain of $25.4 million and $10.5 million for the first six months of 1998 and 1997, respectively.

     In the fourth quarter of 1997, the Company changed its method of accounting for business process reengineering costs incurred in connection with its ongoing major project that combines business process reengineering and information technology transformation. This accounting change was mandated by the consensus position of the Financial Accounting Standards Board's Emerging Issues Task Force (Issue No. 97-13). Effective October 1, 1997, the Company's policy is that all such costs are expensed as incurred, whereas previously such costs were capitalized and amortized subsequently. In the fourth quarter of 1997, business process reengineering costs capitalized through September 30, 1997 were written off as a cumulative-effect-type adjustment.

Note 2 - Common Shares Reserved for Stock Plans

     At June 30, 1998, 4,986,186 and 425,599 Common Shares were reserved for possible issuance pursuant to the exercise of stock options and grants under the Company's Stock Option and Incentive Plans, respectively. An additional 352,785 Common Shares were reserved for purchase through payroll deductions under the terms of the Employee Stock Purchase Plan. Further, 2,639,000 Common Shares were reserved for possible conversion of the Series A ESOP Convertible preferred stock.

Note 3 - Earnings per Share

     In compliance with Financial Accounting Standards Board Statement No. 128, "Earnings per Share," the Company has changed its method of computing earnings per share and has restated the prior year to conform to the new requirements. Basic and diluted earnings per share as calculated under Statement 128 are as follows (in millions, except per share amounts):

BETZDEARBORN INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 1998 AND 1997

                                                                Six months ended
                                                             June  30,     June 30,
                                                             --------      --------
                                                               1998          1997
                                                             --------      --------
Basic Earnings per Share:
     Net earnings                                            $   33.9      $   39.7
     Effect of preferred stock dividends, net of taxes           (2.8)         (2.8)
                                                             --------      --------
     Net earnings available to common shareholders           $   31.1      $   36.9
                                                             ========      ========
   Average Common Shares outstanding - basic                     29.4          28.5
                                                             ========      ========
   Basic Earnings per Common Share                           $   1.06      $   1.30
                                                             ========      ========
Diluted Earnings per Share:
     Net earnings                                            $   33.9      $   39.7
     Effect of ESOP charge to operations assuming
         conversion of Series A ESOP Convertible
         Preferred Shares, net of taxes                          (1.4)         (1.3)
                                                             --------      --------
     Net earnings available to common shareholders           $   32.5      $   38.4
                                                             ========      ========

   Average Common Shares outstanding - basic                     29.4          28.5
   Effect of dilutive securities:
     Contingently issuable shares                                 0.2           0.1
     Employee stock options                                       0.2           0.5
     Assumed conversion of Series A ESOP Convertible
         Preferred Shares                                         2.6           2.7
                                                             --------      --------
   Average Common Shares outstanding - diluted                   32.4          31.8
                                                             ========      ========
   Diluted Earnings per Common Share                         $   1.01      $   1.21
                                                             ========      ========

Note 4 - Pending Accounting Changes

In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is required to be adopted for fiscal years beginning after December 15, 1997. Statement 131 will require the Company to disclose revenues and other financial information pertaining to the business segments by which the Company is managed, as well as the factors management used to determine these segments. The Company is currently evaluating the requirements of Statement 131 to determine how to present the required information in its financial statements and expects to implement this statement in the fourth quarter of 1998.

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued by the Financial Accounting Standards Board in June 1998. The Standard will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The change in a derivative's fair value related to the ineffective portion of a hedge, if any, will be immediately recognized in earnings. The Company expects to adopt this Standard on or before the beginning of its fiscal year 2000. The effect of adopting the Standard is currently being evaluated, but is not expected to have a material effect on the Company's financial position or results of operations.


Note 5 - Subsequent Event - Hercules Merger Agreement

     On July 30, 1998, the Company and Hercules Incorporated ("Hercules") announced that they had entered into an Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), pursuant to which a wholly owned subsidiary of Hercules would be merged with and into the Company (the
"Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Hercules. In the Merger, all of the Company's Common Shares (including Company Common Shares received upon conversion of the Company's Series A
ESOP Convertible Preferred Shares) would be converted into the right to receive $72 per share in cash. In addition, outstanding employee stock options would be cashed out in the Merger. As a result of the Merger, Hercules will assume all of the Company's outstanding debt, which is estimated to be approximately $700 million. The Merger is subject to certain conditions, including

BETZDEARBORN INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 1998 AND 1997

approval of the Merger Agreement and the Merger by the Company's shareholders, and receipt of regulatory approvals. The Merger is currently expected to be consummated on or about October 15, 1998.

Hercules Incorporated
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements reflect the planned acquisition by merger of all of the outstanding equity securities of BetzDearborn Inc. ("BetzDearborn") by Hercules Incorporated ("Hercules").

The following Unaudited Pro Forma Financial Statements are attached to this report:


Unaudited Pro Forma Condensed Combined Balance Sheet
at June 30, 1998........................................................    PF-2

Unaudited Pro Forma Condensed Combined Statement of
Income for the year ended December 31, 1997.............................    PF-3

Unaudited Pro Forma Condensed Combined Statement of
Income for the six months ended June 30, 1998...........................    PF-4

Notes to Unaudited Pro Forma Condensed Combined
Financial Statements....................................................    PF-5



The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the planned acquisition as if it had occurred on June 30, 1998. The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1997 and for the six months ended June 30, 1998 reflect the planned acquisition as if it had occurred at the beginning of the year ended December 31, 1997. The pro forma information is based on the historical financial statements of Hercules and BetzDearborn after giving effect to the planned acquisition using the purchase method of accounting. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, the excess of the purchase price over the book value of the net assets of BetzDearborn has been recorded as goodwill. The actual allocation of the purchase price will be determined within a reasonable time after consummation of such transaction and will be based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation. The Unaudited Pro Forma Condensed Combined Financial Statements also reflect assumptions and adjustments deemed appropriate by Hercules, which are described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements. Cost savings benefits from synergies to be derived from the planned acquisition, which may be significant, are not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to be indicative of Hercules' financial position or results of operations had the planned acquisition actually occurred on the dates presented nor is it necessarily indicative of Hercules' future financial position or future operating results. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate audited historical consolidated financial statements of Hercules and the notes thereto set forth in Hercules' 1997 Annual Report on Form 10-K and the unaudited financial statements of Hercules for the periods ended March 31, 1998 and June 30, 1998, as set forth in its Quarterly Reports on Form 10-Q for these periods, all of which are incorporated by reference into this Registration Statement, and the historical consolidated financial statements of BetzDearborn and the notes thereto which are included elsewhere in this Registration Statement and Prospectus.

In the opinion of Hercules' management, subject to finalization of the purchase price allocation, all adjustments have been made that are necessary to present fairly the pro forma data.

                              HERCULES INCORPORATED
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1998
                                  (IN MILLIONS)


                                                                           PRO FORMA        PRO FORMA
                                            HERCULES     BETZDEARBORN     ADJUSTMENTS        COMBINED
ASSETS

Current Assets:

Cash and Cash Equivalents                   $     32       $     23                          $     55
Accounts and notes receivable, net               420            273                               693
Inventories                                      267             96                               363
Income Taxes                                      49             20                                69
Other Current Assets/Prepaid Expenses              0             29                                29
                                            ---------------------------------------------------------
Total Current Assets                             768            441                             1,209

Property, Plant, and Equipment, net              725            409                             1,134

Investments and other                            602             21                               623
Other Assets                                     555            522       $  1,826 (A)          2,963
                                                                                60 (B)
                                            ---------------------------------------------------------
Total Assets                                $  2,650       $  1,393       $  1,886           $  5,929
                                               =====          =====          =====              =====

LIABILITIES

Current Liabilities:

Short-term Debt                             $    474       $      6       $   (480)(C)       $      0
Accounts Payable                                 128             65                               193
Accrued expenses                                 352             96             25 (A)            473
Income taxes payable                              80              7                                87
                                            ---------------------------------------------------------
Total Current Liabilities                      1,034            174           (455)               753

Long-Term Debt                                   461            680          2,269 (D)          3,890
                                                                               480 (C)
Accrued Postretirement Benefits                  338             57                               395
Deferred Income Taxes                            169             17                               186
Other Liabilities/ Deferred Credits                0              4                                 4


SHAREHOLDERS' EQUITY                             648            461           (461)(A)            701
                                                                                53 (E)
                                            ---------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $  2,650       $  1,393       $  1,886           $  5,929
                                               =====          =====          =====              =====



The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

                              HERCULES INCORPORATED
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                     PRO FORMA          PRO FORMA
                                                  HERCULES       BETZDEARBORN       ADJUSTMENTS         COMBINED
Net sales                                         $  1,866         $  1,295                             $  3,161


Cost of sales                                        1,169              519                                1,688


Selling, general and administrative expenses           251              531           $    57 (F)            828
                                                                                          (11)(G)
Research and development                                53               39                                   92

Other operating expenses (income), net                 165               16                                  181
                                                  --------         --------           -------           --------
Profit from operations                                 228              190               (46)               372

Equity in income of affiliated companies                30                -                                   30

Interest and debt expense                               39               46               187 (H)            272

Other income (expense), net                            374               (1)                                 373
                                                  --------         --------           -------           --------
Income before income taxes and effect of
change in accounting principle                         593              143              (233)               503


Income tax expense (benefit)                           269               51               (66)(I)            254
                                                  --------         --------           -------           --------

Income before effect of change in accounting
principle                                         $    324         $     92           $  (167)          $    249
                                                  ========         ========           =======           ========

Basic earnings per common share before effect
of change in accounting principle                $   3.27                                              $   2.34

Diluted earnings per common share before effect
of change in accounting principle                $   3.18                                              $   2.30

Average common shares outstanding - basic             99.2                                                 106.2

Average common shares outstanding - diluted          102.4                                                 109.4


The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

                              HERCULES INCORPORATED
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                PRO FORMA         PRO FORMA
                                               HERCULES     BETZDEARBORN       ADJUSTMENTS         COMBINED
Net sales                                      $    875       $    619                             $  1,494

Cost of sales                                       529            254                                  783


Selling, general and administrative expenses        129            271          $     28 (F)            422
                                                                                      (6)(G)
Research and development                             25             21                                   46

Other operating expenses (income), net               (3)             0                                   (3)
                                               --------       --------          --------           --------
Profit from operations                              195             73               (28)               240

Equity in income of affiliated companies             10              0                                   10

Interest and debt expense                            24             20                92 (H)            136

Other income (expense), net                         (28)             0                                  (28)
                                               --------       --------          --------           --------
Income before income taxes                          153             53              (120)                86

Income tax expense (benefit)                         51             19               (32)(I)             38
                                               --------       --------          --------           --------

Net Income                                     $    102       $     34          $    (88)          $     48
                                               ========       ========          ========           ========

Basic earnings per common share                $   1.07                                            $   0.47

Diluted earnings per common share              $   1.06                                            $   0.46

Average common shares outstanding - basic          95.3                                               102.3

Average common shares outstanding - diluted        96.7                                               103.7


The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

                              HERCULES INCORPORATED
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)



A) The aggregate purchase price as determined by the offer price of $72 per share is approximately $2,400, plus estimated direct acquisition costs of $25 and assumed debt of $680. The excess of the purchase price over the book value of the BetzDearborn net assets of $461, plus the fair value of the unearned ESOP compensation of $138 (see footnote J) is $1,826. This amount has been allocated to goodwill ($2,400 + $25 - ($461 + $138)).

B) To record estimated debt issuance costs of $60 which will be capitalized.

C) To record refinancing of short term debt of $480 as long term debt.

D) To record debt to finance the purchase price of $2,400, plus estimated debt issuance costs of $60, less estimated proceeds from the ESOP purchase of Hercules common stock of $191 (see footnote J).

E) To record additional equity resulting from the purchase of Hercules common stock by the ESOP. This amount is equal to the total estimated proceeds of $191 from the sale of Hercules shares to the ESOP less unearned compensation of $138, representing unallocated shares (see footnote J).

F) To record amortization of goodwill of $2,268 ($1,826 of incremental goodwill, plus $442 of pre-existing goodwill) over its estimated useful life of 40 years.

G) To eliminate historical goodwill amortization of BetzDearborn.

H) To record interest expense on incremental debt of $3,445 (including refinanced debt of $1,176) at an assumed interest rate of 7.00%, the approximate borrowing rate for Hercules, plus amortization of debt issuance costs of $3 and $1.5 for the periods ended December 31, 1997 and June 30, 1998, respectively.

I) To record the tax effect of the pro forma adjustments at the statutory rate of 35% for the periods presented. The amortization of goodwill is substantially non-deductible and accordingly has not been tax affected.

J) Under the terms of the proposed merger between Hercules and BetzDearborn, the shares in the BetzDearborn ESOP will automatically be converted into common shares of BetzDearborn immediately prior to the merger. Upon consummation of the merger, the ESOP will utilize the cash proceeds from the sale of BetzDearborn stock at $72 per share to purchase Hercules common shares. This treatment will apply to allocated and unallocated shares. The value of the allocated shares will be approximately $53 and the value of the unallocated shares will be approximately $138. For the EPS calculations, the total approximate amount of 7 million ESOP shares (allocated and unallocated) are considered outstanding.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:

                SEC registration fee                      $  796,500
                Printing and engraving expenses              100,000
                Legal fees and expenses                      225,000
                Accounting fees and expenses                 100,000
                Trustee fees                                 100,000
                Blue sky fees and expenses                    10,000
                Rating agency fees                                --
                Miscellaneous                                 68,500
                                                          ----------
                Total                                     $1,400,000
                                                          ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the provisions of the Restated Certificate of Incorporation of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by the Delaware General Corporation Law.

         Under such law, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses, liability and loss including attorneys' fees reasonably incurred in connection therewith.

         If unsuccessful in defense of a third-party civil suit, or if such a suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines, penalties and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses including attorney's fees incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be indemnified unless the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that he is fairly and reasonably entitled to indemnity for such expenses.

         Under provisions of the Restated Certificate of Incorporation, a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

         The Company has purchased liability insurance policies which provide specified coverage for certain liabilities incurred by officers and directors in their capacities as such.

         The stockholders of the Company have also approved a form of indemnification agreement to be entered into between the Company and its directors and officers, which provides for indemnification to the extent permitted by Delaware law and, in addition, sets forth the procedures for determining entitlement to indemnification, the manner of the advancement of expenses, remedies of the indemnitee and certain other matters of a similar nature. The Company has entered into such agreements with all of its officers and directors.

         Each Declaration of Trust (a "Trust Agreement") of a Hercules Trust provides that no Trustee, affiliate of any Trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of such Hercules Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of such Hercules Trust or its affiliates, or any officers, directors, stockholders, employees, representatives or agents of the Company or its affiliates or to any holders of Trust Securities of such Hercules Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Hercules Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Trust Agreement of such Hercules Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee of such Hercules Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Trust Agreement also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Hercules Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee of such Hercules Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Trust Agreement further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to such Trust Agreement.

         The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

         Any underwriters, dealers or agents who execute any of the Agreements referred to in Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and its officers who signed the Registration Statement against certain liabilities which might arise under the Securities Act of 1933, as amended, (the "Securities Act"), from information furnished to the Company by or on behalf of such indemnifying party.

ITEM 16.  EXHIBITS

         A complete listing of exhibits required is given in the Exhibit Index which precedes the exhibits filed with this Registration Statement.

ITEM 17.   UNDERTAKINGS

         Each Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement.

                           (i) to include any prospectus required by Section
                  10(a) (3) of the Securities Act.

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii)to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, trustees and controlling persons of a Registrant pursuant to the provisions described under Item 15 above or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, trustee or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 14, 1998.

                                           HERCULES INCORPORATED


                                           By: /s/ R. Keith Elliott
                                               ---------------------------
                                               R. Keith Elliott, Chairman
                                               and Chief Executive Officer

         We, the undersigned officers and directors of Hercules Incorporated, hereby severally constitute Richard G. Dahlen and Israel J. Floyd, and either of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 filed herewith and any and all amendments, including post-effective amendments, to said Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Hercules Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statements and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                         Capacity                                      Date
     ---------                         --------                                      ----
/s/ R. Keith Elliott       Director, Principal Executive Officer               September 14, 1998
------------------------   (Chairman and Chief Executive Officer)
R. Keith Elliott

/s/ George MacKenzie       Principal Financial Officer                         September 14, 1998
------------------------   (Senior Vice President and
George MacKenzie           Chief Financial Officer)


/s/ Vikram Jog             Principal Accounting Officer                        September 14, 1998
------------------------   (Vice President and Controller)
Vikram Jog

/s/ Vincent J. Corbo       Director                                            September 14, 1998
------------------------
Vincent J. Corbo

/s/ Richard M. Fairbanks   Director                                            September 14, 1998
------------------------
Richard M. Fairbanks

/s/ Edith E. Holiday       Director                                            September 14, 1998
------------------------
Edith E. Holiday

  Signature                            Capacity                                      Date
  ---------                            --------                                      ----


/s/ Robert G. Jahn             Director                                            September 14, 1998
----------------------------
Robert G. Jahn

/s/ Gaynor N. Kelley           Director                                            September 14, 1998
----------------------------
Gaynor N. Kelley

/s/ Ralph L. MacDonald, Jr.    Director                                             September 14, 1998
----------------------------
Ralph L. MacDonald, Jr.

/s/ H. Eugene McBrayer         Director                                            September 14, 1998
----------------------------
H. Eugene McBrayer

/s/ Peter McCausland           Director                                            September 14, 1998
------------------------
Peter McCausland

/s/ Paula A. Sneed             Director                                            September 14, 1998
----------------------------
Paula A. Sneed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on September 14, 1998.

         Hercules Trust I

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer


         Hercules Trust II

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer


         Hercules Trust III

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer


         Hercules Trust IV

         By:      Hercules Incorporated, as Sponsor

                  By: /s/ George MacKenzie
                     ---------------------------
                       Name: George MacKenzie
                       Title: Senior Vice President and
                              Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
 Number                                    Description
 ------                                    -----------
  1.1+            Form of Underwriting Agreement (Senior Debt Securities, Subordinated Debt
                  Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants)
  1.2+            Form of Underwriting Agreement (Trust Preferred Securities)
  1.3+            Form of Underwriting Agreement (Purchase Contracts)
  2.1             Agreement and Plan of Merger, dated as of July 30, 1998, by and among
                  BetzDearborn Inc., Hercules Incorporated and Water Acquisition Co. (incorporated by reference to Exhibit 2.1 of BetzDearborn's Current Report on Form 8-K, filed
                  July 30, 1998)
  4.1             Restated Certificate of Incorporation of Hercules Incorporated as revised and amended July 6, 1988 (incorporated by reference to Exhibit 3-A of Hercules' Annual
                  Report on Form 10-K, filed March 26, 1993)
  4.1a**          Certificate of Amendment to the Restated Certificate of
                  Incorporation of Hercules Incorporated as revised and amended
                  October 24, 1995
  4.2*            Form of Senior Debt Indenture between the Company and The Chase Manhattan Bank, as
                  Trustee
  4.3*            Form of Subordinated Debt Indenture between the Company and The Chase
                  Manhattan Bank, as Trustee
  4.4*            Form of Junior Subordinated Debenture Indenture between the Company and The
                  Chase Manhattan Bank, as Trustee
  4.5**           Certificate of Trust of Hercules Trust I
  4.6**           Certificate of Trust of Hercules Trust II
  4.7**           Certificate of Trust of Hercules Trust III
  4.8**           Certificate of Trust of Hercules Trust IV
  4.9**           Trust Agreement of Hercules Trust I
  4.10**          Trust Agreement of Hercules Trust II
  4.11**          Trust Agreement of Hercules Trust III
  4.12**          Trust Agreement of Hercules Trust IV
  4.13*           Form of Amended and Restated Trust Agreement of Hercules Trust I
  4.14*           Form of Amended and Restated Trust Agreement of Hercules Trust II
  4.15*           Form of Amended and Restated Trust Agreement of Hercules Trust III
  4.16*           Form of Amended and Restated Trust Agreement of Hercules Trust IV
  4.17+           Form of Senior Debt Security
  4.18+           Form of Subordinated Debt Security
  4.19+           Form of Junior Subordinated Debenture
  4.20*           Form of Hercules Common Stock Certificate
  4.21+           Form of Hercules Preferred Stock Certificate
  4.22+           Form of Deposit Agreement
  4.23+           Form of Warrant Agreement
  4.24+           Form of Trust Preferred Security of Hercules Trust I
  4.25+           Form of Trust Preferred Security of Hercules Trust II
  4.26+           Form of Trust Preferred Security of Hercules Trust III

  4.27+           Form of Trust Preferred Security of Hercules Trust IV
  4.28+           Form of Preferred Securities Guarantee with respect to Hercules Trust I
  4.29+           Form of Preferred Securities Guarantee with respect to Hercules Trust II
  4.30+           Form of Preferred Securities Guarantee with respect to Hercules Trust III
  4.31+           Form of Preferred Securities Guarantee with respect to Hercules Trust IV
  4.32+           Form of Purchase Contract between Hercules and the Purchase Contract Agent named therein
  4.33+           Form of Purchase Unit
  4.34+           Form of Pledge Agreement between Hercules and the Collateral Agent and Purchase
                  Contract Agent named therein
  5.1*            Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the securities being registered by the Company
  5.2*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust I
  5.3*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust II
  5.4*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust III
  5.5*            Opinion of Richards, Layton & Finger, P.A. regarding the legality of the securities being registered by Hercules Trust IV
  12.1*           Statement re Computation of ratio of earnings to fixed charges
  23.1**          Consent of PricewaterhouseCoopers, LLP
  23.2**          Consent of Ernst & Young LLP
  23.3*           Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
  23.4*           Consent of Richards, Layton & Finger (included in Exhibits 5.2, 5.3, 5.4 and 5.5)
  24.1            Powers of Attorney (included on signature page)
  24.2            Powers of Attorney for Hercules, as Sponsor, to sign the Registration Statement on behalf of Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV
                  (included in Exhibits 4.9, 4.10, 4.11 and 4.12 respectively)
  25.1*           Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank, as Trustee
                  under the Senior Debt Indenture
  25.2*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee under the Subordinated Debt Indenture
  25.3*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee under the Junior Subordinated Debenture Indenture
  25.4*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee with respect to the Amended and Restated Trust
                  Agreement of Hercules Trust I
  25.5*           Form T-1, Statement of Eligibility of Trustee of The Chase
                  Manhattan Bank, as Trustee with respect to the Amended and Restated Trust
                  Agreement of Hercules Trust II
  25.6*           Form T-1, Statement of Eligibility of Trustee of The Chase  Manhattan Bank,
                  as Trustee with respect to the Amended and Restated Trust
                  Agreement of Hercules Trust III
  25.7*           Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank,
                  as Trustee with respect to the Amended and Restated Trust Agreement of
                  Hercules Trust IV
  25.8*           Form T-1, Statement of Eligibility of Trustee of The Chase  Manhattan Bank,
                  as Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust I
  25.9*           Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank,
                  as Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust II

  25.10*          Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank,
                  as Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust III
  25.11*          Form T-1, Statement of Eligibility of Trustee of The Chase Manhattan Bank, as
                  Trustee under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Hercules Trust IV



  +   To be filed by amendment or under a subsequent Current Report on Form 8-K.

  *   To be filed by amendment.

 **   Filed herewith.

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    EXHIBITS

                                       TO


                                    FORM S-3



                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933





                              HERCULES INCORPORATED
                                HERCULES TRUST I
                                HERCULES TRUST II
                               HERCULES TRUST III
                                HERCULES TRUST IV